                                                                    EXHIBIT 10.j




                                LEASE AGREEMENT


                                    between


                   COURTYARD BY MARRIOTT LIMITED PARTNERSHIP,
                            as Landlord ("Landlord")


                                      and

                        COURTYARD MANAGEMENT CORPORATION
                              as Tenant ("Tenant")



                         Dated as of:  January 1, 1994

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----
ARTICLE I - DEFINITION OF TERMS ........................................... 2

  1.01   Definition of Terms............................................... 2
  1.02   Terms Defined in Other Sections...................................15

ARTICLE II - LEASE OF THE HOTELS...........................................17

  2.01   Granting Clause...................................................17
  2.02   Operating Permits.................................................17
  2.03   Non-Discrimination................................................17

ARTICLE III - OWNERSHIP OF HOTELS..........................................18

  3.01   Ownership of Hotels...............................................18
  3.02   Subordination, Nondisturbance and Attornment......................19

ARTICLE IV - TERM..........................................................20

  4.01   Term..............................................................20
  4.02   Termination Fee...................................................21
  4.03   Performance Termination...........................................23
  4.04   Actions to be Taken Upon Termination..............................23

ARTICLE V - RENT...........................................................27

  5.01    Annual Rent......................................................27
  5.02    Additional Rent..................................................28
  5.03    Distribution of Operating Profit.................................28
  5.04    Accounting and Interim Payment...................................34
  5.05    Advances to Avoid Foreclosure....................................35
  5.06    Application of Sale and Loan Proceeds............................35

ARTICLE VI - INTENTIONALLY DELETED.........................................38

ARTICLE VII- HOTEL WORKING CAPITAL AND FIXED ASSET SUPPLIES................39

  7.01   Hotel Working Capital, Inventories, and Fixed Asset Supplies......39

ARTICLE VIII - REPAIRS, MAINTENANCE, AND REPLACEMENTS......................40

  8.01   Repairs and Maintenance...........................................40
  8.02   Repairs and Equipment Reserve.....................................40
  8.03   Building Alterations, Improvements, Renewals, and Replacements....43
  8.04   Liens.............................................................44


  8.05   Ownership of Replacements.........................................44

ARTICLE IX - BOOKKEEPING AND BANK ACCOUNTS.................................45

  9.01   Books and Records.................................................45
  9.02   Hotel Accounts and Expenditures...................................45
  9.03   Annual Operating Projection; Five-Year Forecast...................46
  9.04   Operating Losses; Credit..........................................46

ARTICLE X - TRADEMARK AND TRADE NAME.......................................47

 10.01   Courtyard by Marriott Name........................................47
 10.02   Purchase of Inventories and Fixed Asset Supplies..................47
 10.03   Breach of Covenant................................................47
 10.04   Computer Software and Equipment...................................48

ARTICLE XI- HOTELS.........................................................49

 11.01   Payment of Ground Rent and Other Charges..........................49
 11.02   Use, Operation of Hotels and Quiet Enjoyment......................49
 11.03   Chain Services....................................................50
 11.04   Landlord's Right to Inspect.......................................51

ARTICLE XII- INSURANCE.....................................................52

 12.01   Property Insurance................................................52
 12.02   Operational Insurance.............................................52
 12.03   Coverage..........................................................53
 12.04   Cost and Expense..................................................53
 12.05   Policies and Endorsements.........................................54

ARTICLE XIII - TAXES.......................................................55

 13.01   Real Estate, Personal Property and Other Taxes....................55

ARTICLE XIV - HOTEL EMPLOYEES..............................................56

 14.01   Employees.........................................................56

ARTICLE XV - DAMAGE, CONDEMNATION, AND FORCE MAJEURE.......................57

 15.01   Damage and Repair.................................................57
 15.02   Condemnation......................................................57
 15.03   Force Majeure.....................................................58

ARTICLE XVI - DEFAULTS.....................................................59

 16.01   Defaults..........................................................59


 16.02   Remedies..........................................................59

ARTICLE XVII - WAIVER AND PARTIAL INVALIDITY...............................61

 17.01   Waiver............................................................61
 17.02   Partial Invalidity................................................61

ARTICLE XVIII - ASSIGNMENT.................................................62

 18.01   Assignment........................................................62
 18.02   Collateral Assignment.............................................62

ARTICLE XIX - SALE OF HOTELS...............................................64

 19.01   Right of Sale by Landlord.........................................64
 19.02   Rights of Tenant on Sale of Hotels................................64
 19.03   Meaning of "Sale" and "Sell"......................................65

ARTICLE XX - ARBITRATION...................................................66
 20.01   Arbitration.......................................................66

ARTICLE XXI- MISCELLANEOUS.................................................68

 21.01  Right to Make Agreement............................................68
 21.02  Consents...........................................................68
 21.03  Agency.............................................................68
 21.04  Confidentiality....................................................68
 21.05  Applicable Law.....................................................69
 21.06  Other Operations...................................................69
 21.07  Headings...........................................................69
 21.08  Notices............................................................69
 21.09  Entire Agreement...................................................70
 21.10  Limited Liability..................................................70
 21.11  Memorandum of Lease................................................70
 21.12  Severability.......................................................71
 21.13  Counterparts.......................................................71
 21.14  Trustees...........................................................71

EXHIBIT A -  Legal Descriptions
EXHIBIT B -  Accounting Period/Fiscal Year Calendar
EXHIBIT C -  Base Prices
EXHIBIT D -  Cumulative Tenant Periods
EXHIBIT E -  Hotel Opening Dates
EXHIBIT F -  Landlord's Original Cost Basis in Hotels
EXHIBIT G -  Administrative Expenses of Landlord
EXHIBIT H -  Rent Letter
EXHIBIT I  -  Operating Profit Needed
               in FY 1994-1996 for Tenant
               to Unilaterally Increase Transfers to Reserve
EXHIBIT J  -  Annual Operating Statement
EXHIBIT K  -  Annual Operating Projection
EXHIBIT L  -  Five-Year Forecast

                                                                    EXHIBIT 10.j

                                LEASE AGREEMENT


     THIS LEASE AGREEMENT (this "Agreement") is executed as of the 1st day of January, 1994 (the "Effective Date"), by COURTYARD BY MARRIOTT LIMITED PARTNERSHIP, a Delaware limited partnership with its principal offices at 10400 Fernwood Road, Bethesda, Maryland 20817 (the "Landlord"), and COURTYARD MANAGEMENT CORPORATION, a Delaware corporation with its principal offices at 10400 Fernwood Road, Bethesda, Maryland 20817 (the "Tenant").

                                 RECITALS

     WHEREAS, Landlord has heretofore acquired the Courtyard by Marriott Hotel, located in Windsor, Connecticut on the land described on Exhibit A attached
                                                         ---------
hereto; and

     WHEREAS, Landlord desires to let to Tenant and Tenant desires to hire, lease and operate the Hotel on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:


                                   ARTICLE I

                              DEFINITION OF TERMS
                              -------------------


     1.01   Definition of Terms
            -------------------

     The following terms when used in this Agreement shall have the meanings indicated:

     "Accounting Period" means the four (4) week accounting periods having the
      -----------------
same beginning and ending dates as Tenant's four (4) week accounting periods, except that an Accounting Period may occasionally contain five (5) weeks when necessary to conform Tenant's accounting system to the calendar. A calendar showing Accounting Period ending dates for Accounting Periods through Fiscal Year 2000 is attached hereto as Exhibit B.
                                ---------

     "Administrative and General Expenses" shall mean costs and expenses that
      -----------------------------------
would constitute administrative and general costs and expenses under the Uniform System of Accounts, including, without limitation, (a) cash overages and shortages at the Hotel, (b) commissions paid to credit card companies, (c) credit and collection costs, (d) the cost of data processing services, other than rental of equipment, (e) the cost of dues and subscriptions for the Hotel and staff, (f) the cost of recruiting, relocating and training employees, (g) the cost of internal audits conducted by Tenant or its Affiliates and with respect to which the reasonable cost incurred by Tenant or its Affiliates is billed by Tenant or its Affiliates, (h) the cost of internal communication systems such as pagers, copiers and phones, (i) the payments made for guest property lost or damaged in excess of the amounts recovered from insurance, (j) the cost of operating supplies such as printed forms, manuals, postage, facsimiles and telegrams, (k) the cost of professional fees such as those of attorneys and accountants, (l) a charge adequate to provide for the probable loss in collection of accounts, (m) the cost of contract security, (n) the cost of transportation other than that directly related to guests, (o) the cost of travel expenses and entertainment expenses of employees of Tenant traveling on or otherwise pertaining to business for the Hotel, (p) the cost of employee uniforms, and (q) the cost of employee relations and incentives.

  "Affiliate/Affiliates or Affiliated Persons" shall mean, when used with
   ------------------------------------------
reference to a specified Person, (i) any Person who directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (ii) any Person who is an officer of, partner in, or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner, or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person who, directly or indirectly, is the beneficial owner of ten percent (10%) or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of ten percent (10%) or more of any class of equity securities, and (iv) any relative or spouse of the specified Person who makes his or her home with that of the specified Person. Affiliate/Affiliates or Affiliated Persons of Landlord or the general partner of Landlord does not include a Person who is a partner in a partnership or joint venture with Landlord or any other Affiliate if such Person is not otherwise an Affiliate of Landlord or the general partner of Landlord. For purposes of this definition, all shares of stock, partnership interests or similar interests in a corporation, partnership or other Person owned by a spouse, sibling, parent, child, or grandchild of an individual, by any such relative of a spouse of such individual or by any relative of such individual or spouse who makes his or her home with such individual or spouse shall be deemed to be owned by that individual. For purposes of this Agreement, neither Landlord, any partner of Landlord, HM, any subsidiary of HM, nor any partnership in which HM or an HM subsidiary is a partner shall be considered to be an Affiliate of Tenant, MI or the Ground Lessor, unless, by reason of transactions occurring subsequent to the date hereof, such person would be an Affiliate under the foregoing definition.

  "Bankruptcy Code" means the U.S. Bankruptcy Code, 11 U.S.C. (S)(S)101 et seq.,
   ---------------
together with all amendments, modifications and replacements as the same may exist on any relevant date.

  "Central Office Functions" shall mean certain functions performed for the
   ------------------------
general benefit of the Courtyard by Marriott System by personnel not normally located at the Hotel, including corporate planning and policy activities, corporate financial planning, legislative and governmental representation, corporate human resources planning and benefits planning, in-house legal services and trademark protection relating to proprietary marks (including trademarks, trade names, symbols, logos, slogans, designs, insignia, devices, service marks, and distinctive designs of buildings and signs, and combinations thereof) which are used generally in the Courtyard by Marriott System. Any service which is defined as being included within the term "Chain Services" shall not also be included within "Central Office Functions." Any function which is defined as being included within the term "Central Office Functions" shall not also be included in any Deduction other than the Deduction for the Tenant's Priority Base Retention. The Central Office Functions which are provided to the Hotel shall be generally consistent with those Central Office Functions that are provided to other comparable Courtyard by Marriott hotels within the Courtyard by Marriott System.

  "Chain Services" shall mean those certain services furnished to the Hotel
   --------------
which are furnished generally on a central or regional basis to other hotels in the Courtyard by Marriott System. Chain Services shall include: (i) national and central sales office services; central operational support for rooms, food and beverage and engineering; central training services; career development; relocation of central management personnel; central safety and loss prevention services; central advertising and promotion (including direct and image media and advertising administration); centralized consumer affairs; to the extent not charged or allocated directly to the Hotel as a Deduction, the national and regional reservations system service and inventory and revenue management services; centralized computer payroll and accounting services; centralized computer system development, support and operating costs; central monitoring and management support from "line management" personnel such as area managers; (ii) such additional services as are or may be, from time to time, furnished centrally or regionally for the benefit of hotels in the Courtyard by Marriott System or in substitution for services now performed at individual hotels which may be more efficiently performed on a group basis; provided, however, that services not currently included in Chain Services pursuant to (i) and (ii) above shall only be added to "Chain Services" if, and to the extent that, such services: (a) are not Central Office Functions (it being understood that Tenant's sole means of covering the costs and expenses incurred by it in connection with the Central Office Functions shall be Tenant's Priority Base Retention) or System Functions (it being understood that Tenant's sole means of covering the costs and expenses incurred by it in connection with the System Functions shall be retention of the Tenant's Priority System Retention); (b) are not services relating to non-routine work (it being understood that the cost and expense of such non-routine services shall be Deductions as set forth in Paragraph 4 of the definition of Deductions); and (c) are either (x) new services (i.e., not previously performed at or for the Hotel) or (y) services which theretofore had been performed at the Hotel, but which can be performed more efficiently and economically on a centralized, regional or other basis.

  "Computer Lease" means a lease or other agreement under which computer
   --------------
equipment located in the Hotel is leased (including the license, if any, of operating software therefor).

  "Courtyard by Marriott System" shall mean the group of hotels managed, leased,
   ----------------------------
or otherwise operated by Tenant (or one or more of its Affiliates) from time to time, which hotel group is operated, as of the Effective Date, under the trade name "Courtyard by Marriott."

  "CPI" means the Consumer Price Index, all items for All Urban Consumers, U.S.
   ---
City Average and (a) using 1982-1984 as the standard reference base period equal to 100 or (b) if the CPI ceases to be issued with the reference base period referred to in clause (a) for any time period for which the CPI is to be determined hereunder, using for the CPI for the time period for which such reference base period is not used the standard reference base period for such time period times a conversion factor that will convert such CPI to a value corresponding to a 1982-1984 base period equal to 100.

  "Current Ground Rent" shall mean the ground rent due and payable, exclusive of
   -------------------
any Deferred Ground Rent, to the Ground Lessor under the Ground Lease each Fiscal Year.

  "Debt Service" shall mean all payments required to be made (a)(1) under the
   ------------
Loan Agreement, so long as the Loan Agreement is in effect, and (2) under the terms of any loan obtained to refinance all or any part of the indebtedness under the Loan Agreement or any successive financing or refinancing thereof (any financing or refinancing referred to in this clause (a)(2), a "Refinancing"),
                                                               -----------
provided that the principal amount of any Refinancing, when added to the amount of indebtedness under the applicable Loan Documents, if any, that will not be paid off as part of such Refinancing shall not exceed all obligations due under the applicable Loan Documents at the time of such refinancing or, if such amount is less than $8,273,990.00, then $8,273,990.00; (b) under the terms of any loan incurred to fund the cost of any expansion of the Hotel; and (c) under the terms of any loan incurred to fund expenditures made pursuant to Section 8.03 with respect to the Hotel, or, as to (b) and (c) above, any Refinancing of said loans.

  "Debt Service Guaranty" shall mean that certain Debt Service Guaranty of even
   ---------------------
date with the Loan Agreement given to the Lender by Host Marriott Corporation pursuant to the requirements of the Loan Agreement and joined in by Marriott International, Inc. pursuant to the Modification, as such Guaranty may be amended from time to time in accordance with its terms, provided that no such amendment that would have a material adverse effect on Tenant's rights or obligations hereunder shall be effective against Tenant without Tenant's prior written approval.

  "Deductions" means for each Fiscal Year the following expenses, without
   ----------
duplication, incurred in operating the Hotel:

         1. The cost of sales including, without limitation, salaries, wages, employee benefits, payroll taxes and other costs related to the Hotel's employees (the foregoing costs shall not include salaries and other employee costs of executive personnel of Tenant who do not work at the Hotel on a regular basis except that the foregoing costs shall include the allocable portion of the salary and other employee costs of central personnel the cost of whom are not included within the definitions of Chain Services or System Functions assigned to a "cluster" of hotels which includes the Hotel; provided, however, that such allocable portion of salary and employee costs shall be a Deduction only to the extent that such costs relate directly to the Hotel;

         2. Departmental expenses; Administrative and General Expenses; the cost of the Hotel's advertising, marketing and business promotion; all utility costs including but not limited to the cost of heat, light, power and water; and the cost of routine maintenance, repairs and minor alterations which are treated as Deductions under Section 8.01;

         3. The cost of Inventories and Fixed Asset Supplies consumed in the operation of the Hotel;

         4. The reasonable cost and expense of technical consultants and operational experts (including employees of Tenant or one of its Affiliates) who perform specialized services in connection with non-routine Hotel work; provided, however, that the costs and expenses of employees of Tenant or one of its Affiliates so incurred shall only be Deductions to the extent such costs and expenses are reasonable and competitively priced, as compared to similar work done by outside consultants or experts;

         5.   The Tenant's Priority Base Retention;

         6.   The Tenant's Priority System Retention;

         7. Subject to and in accordance with Section 11.03.B, the Hotel's pro rata share of costs and expenses incurred by Tenant (or its Affiliate) in providing Chain Services;

         8. The Hotel's fair share of costs and expenses incurred in connection with sales, advertising, marketing and/or promotional programs developed for or within the Courtyard by Marriott System, such as (without limitation) the Courtyard Club, where such costs and expenses are not deducted as either departmental expenses under Paragraph 2 above or as Chain Services under Paragraph 7 above;

         9.   Insurance costs and expenses as provided in Article XII;

        10. Taxes, if any, payable by or assessed against Tenant related to this Agreement or to Tenant's operation of the Hotel (exclusive of Tenant's income taxes or franchise taxes) and all Impositions assessed against the Hotel;

        11. Amounts which are required to be transferred into the Reserve in accordance with the provisions of Section 8.02;

        12. All sums charged to the Hotel for room reservations obtained for the Hotel through the reservation system used by Tenant, but in no event in excess of the amount charged, on a per reservation basis, for similarly computed activity to other hotels in the Courtyard by Marriott System using such reservation system;

        13. Such other costs and expenses incurred by Tenant or its Affiliates as are specifically provided for elsewhere in this Agreement or are otherwise reasonably necessary for the proper and efficient operation of the Hotel so long as such other reasonably necessary costs and expenses are commonly treated as Deductions with respect to other hotels owned, leased or managed by Tenant or its Affiliates in the Courtyard by Marriott System;

        14. The amount of any additional funds supplied by Tenant for Hotel Working Capital, Inventories, and Fixed Asset Supplies pursuant to Section 7.01 over and above the amount of Initial Working Capital; and

        15. At Tenant's option, lease payments pursuant to leases of any FF&E and motor vehicles as described in Section 8.02.A.3 to the extent such payments are not made out of the Reserve and provided, however, that Tenant shall be entitled to treat such lease payments as Deductions only to the extent the indebtedness incurred under such leases does not exceed Thirty-five Thousand Dollars ($35,000) if the Hotel has only one vehicle and Sixty Thousand Dollars ($60,000) if the Hotel has more than one vehicle (which amounts shall be adjusted upward each Fiscal Year to reflect the percentage increase in the CPI as announced for November of the immediately preceding Fiscal Year over the CPI announced for December 1993, provided that if such percentage increase is a negative number in any given Fiscal Year, then there shall be no increase in such amount over the previous Fiscal Year) per Fiscal Year; and for purposes of this Item 16, "indebtedness incurred" shall mean the fair market value at the time of leasing of the FF&E and vehicles covered by such leases.

  The term "Deductions" shall not include (i) debt service payments pursuant to any loan or rental payments pursuant to the Ground Lease, both of the foregoing shall be paid by Landlord from its own funds (except as provided in Section 5.03) and not from Gross Revenues nor from the Reserve; (ii) the excess of any amounts paid to HM or Affiliates of Tenant or of HM for goods and services over the customary charges for such goods and services; (iii) as to Central Office Functions, any amounts in excess of the Tenant's Priority Base Retention; (iv) as to System Functions, any amounts in excess of the Tenant's Priority System Retention; (v) as to Chain Services, any amounts in excess of the amounts allowed under Section 11.03; and (vi) any amounts paid with funds from the Reserve.

  "Deferred Ground Rent" shall mean ground rent due to the Ground Lessor under
   --------------------
the Ground Lease but not paid when due pursuant to the provisions of the Ground Lease.

  "FF&E" means (i) furniture, fixtures, furnishings, and equipment, and (ii)
   ----
FF&E Replacements.

  "FF&E Lease" means a lease of any FF&E located in the Hotel other than a TV
   ----------
System Lease, a Telephone Lease, a Computer Lease, or a lease of a motor vehicle used primarily for transporting Hotel guests.

  "FF&E Replacements" means the items enumerated in Paragraphs (1) and (2) of
   -----------------
Section 8.02.A.

  "Five Year Forecast" shall have the meaning ascribed to it in Section 9.03.B.
   ------------------

  "Fiscal Year" means Tenant's Fiscal Year, which now ends at midnight on the
   -----------
Friday closest to December 31 in each calendar year; the new Fiscal Year begins on the Saturday immediately following said Friday. Exhibit B attached hereto
                                                    ---------
shows the ending dates of each Fiscal Year through Fiscal Year 2000. Any partial Fiscal Year between the Effective Date and the commencement of the first full Fiscal Year shall be a separate Fiscal Year. A partial Fiscal Year between the end of the last full Fiscal Year and the Termination shall, for purposes of the Agreement, constitute a separate Fiscal Year. If Tenant's Fiscal Year is changed in the future, appropriate adjustment to this Agreement's reporting and accounting procedures shall be made. No such change or adjustment shall, however, alter the term of this Agreement or in any way reduce the distributions of Operating Profit or other payments due Landlord or Tenant hereunder.

"Fixed Asset Supplies" means supply items, including linen, china, glassware,
 --------------------
tableware, and similar items.

  "Gross Loan Proceeds" means the cumulative proceeds received by Landlord from
   -------------------
time to time (a) from any Refinancing or (b) from any borrowing by Landlord for distribution to Landlord or its partners, in either case including the proceeds of a sale and leaseback on which no taxable gain is recognized for Federal income tax purposes.

     "Gross Revenues" means, for each Fiscal Year, all revenue and income of any
      --------------
kind derived from the Hotel and all departments and parts thereof, including rentals or other payments from lessees, licensees, or concessionaires in the Hotel (but not including gross receipts of any such lessees, licensees, or concessionaires except as may be received by or on behalf of Tenant as rent), the proceeds of business interruption insurance and the proceeds of telephone charges, all determined in accordance with generally accepted accounting principles, excluding all refunds, rebates, discounts, and credits of a similar nature, given, paid, or returned by Landlord or Tenant in the course of obtaining such revenue and income. Nevertheless, any amounts received, recognized, or realized in the nature of the following shall not be included as Gross Revenues: (i) applicable sales, use, and excise taxes or similar governmental charges collected directly from patrons or guests, or as part of the sales price of any goods, services, or displays (including, without limitation, occupancy, gross receipts, admission, cabaret, or similar or equivalent taxes); (ii) gratuities; (iii) Gross Sale Proceeds or Sale Proceeds, Gross Loan Proceeds or Loan Proceeds, and any other loan proceeds; (iv) interest earned on any reserves, including the FF&E Reserve; and (v) proceeds from the sale of used FF&E.

  "Gross Sale Proceeds" means the cumulative proceeds received by Landlord from
   -------------------
time to time from (i) the exchange, condemnation, eminent domain taking, casualty, sale, or other disposition of all or a portion of the Hotel, or (ii) the liquidation of Landlord's property interest in the Hotel in connection with a dissolution of Landlord.

  "Ground Lease" means that certain ground lease dated 10/13/86 covering the
   ------------
land underlying the Hotel, between the Ground Lessor, as landlord, and Landlord, as tenant, as amended from time to time in accordance with its terms, provided that no such amendment that would have a material adverse effect on Tenant's rights or obligations hereunder shall be effective against Tenant without Tenant's prior written approval.

  "Ground Lessor" means Essex House Condominium Corporation, a Delaware
   -------------
corporation having its principal office at 10400 Fernwood Road, Bethesda, Maryland 20817, the landlord under the Ground Lease, and its successors and assigns.

  "HM" means Host Marriott Corporation (formerly named Marriott Corporation).
   --

  "Hotel" shall refer to the hotel that is located on the land described on
   -----
Exhibit A.  The term "Hotel" shall incorporate not only the Landlord's interest
---------
in the real estate but all easement or other appurtenant rights along with all improvements constructed or to be constructed thereon and all FF&E and supplies installed therein.

  "Initial Reserve Deposit" shall mean the initial deposit of funds of Landlord
   -----------------------
made to the Reserve, which deposit shall be equal to that portion of the amount held in reserve pursuant to the Management Agreement on December 31, 1993 (the effective date of termination of the Management Agreement) that is fairly allocable to the Hotel.

  "Initial Working Capital" shall mean Working Capital in the aggregate amount
   -----------------------
of Twenty-four Thousand Two Hundred Sixty Dollars ($24,260).

  "Inventories" means "Inventories" as defined in the Uniform System of
   -----------
Accounts, such as provisions in storerooms, refrigerators, pantries, and kitchens; beverages in wine cellars and bars; other merchandise intended for sale; fuel; mechanical supplies; stationery; and other expensed supplies and similar items.

  "Lender" means, Citibank, N.A. and its successors and assigns under the Loan
   ------
Agreement.

  "Loan Agreement" means the Loan Agreement dated as of February 9, 1988 between
   --------------
Landlord, as borrower, and the Citibank, N.A., and First National Bank of Chicago, as lenders, FNBC's rights thereunder having subsequently been assigned to Citibank, N.A., which is currently the sole lender thereunder, providing financing for the Hotel, as amended by the Modification and as such Loan Agreement may be further amended from time to time in accordance with its terms, provided that no such amendment that would have a material adverse effect on Tenant's rights or obligations hereunder shall be effective against Tenant without Tenant's prior written approval.

  "Loan Documents" has the meaning ascribed to it in the Loan Agreement.
   --------------

  "Loan Proceeds" means Gross Loan Proceeds minus (i) first, funds used to pay
   -------------
commercially reasonable transaction costs in connection with a Refinancing or borrowing, and (ii) second, funds used for contemporaneous repayment of indebtedness related to the Loan Agreement or any Refinancing.

  "Management Agreement" means the Management Agreement dated August 14, 1986
   --------------------
between Landlord, as owner, and Tenant, as manager (as such agreement was amended from time to time in accordance with its terms), that covered the Hotel to which this Agreement relates, plus the Portfolio Hotels.

  "MI" means Marriott International, Inc., a Delaware corporation.
   --

  "Modification" means that certain Modification of Loan Documents dated as of
   ------------
the Effective Date by and among Landlord, Tenant, MI and Lender.

  "Notes" shall mean those certain [promissory notes], each dated as of February
   -----
10, 1988 by Landlord, as borrower, to the order of Lender in the original principal amount of Eight Million, Two Hundred Seventy-Three Thousand, Nine Hundred Ninety Dollars ($8,273,990).

  "Opening Date" means the opening date of the Hotel, which is May 30, 1987.
   ------------

  "Operating Loss" means a negative Operating Profit.
   --------------

  "Operating Profit" means for any Fiscal Year the excess of Gross Revenues over
   ----------------
Deductions.

  "Person" means any individual, partnership, corporation, trust, or other legal
   ------
entity.

  "Portfolio Hotels" means the forty-nine (49) hotels described in the Portfolio
   ----------------
Loan Documents and which are covered thereby, and excluding the Hotel covered by this Agreement.

  "Portfolio Loan Documents" means the $304,788,924.58 Second Amended and
   ------------------------
Restated Loan Agreement dated as of April 7, 1994 by and between Landlord, as borrower, certain lenders party thereto (the "Portfolio Lenders"), as lenders, and Citibank, N.A., as agent (the "Agent") for the benefit of such Portfolio Lenders (the "Multi-State Portfolio Loan Agreement"); the $48,360,075.42 Second Amended and Restated Loan Agreement dated as of April 7, 1994 by and between Landlord, as borrower, the Portfolio Lenders, as lenders, and the Agent, as agent for the benefit of the Portfolio Lenders (the "California Portfolio Loan Agreement and, together with the Multistate Portfolio Loan Agreement, the "Portfolio Loan Agreements"); the Multistate Loan Documents, as defined in the Portfolio Loan Agreements; and the California Loan Documents, as defined in the Portfolio Loan Agreements all as may be amended from time to time in accordance with their terms.

  "Reimbursement Agreement" has the meaning ascribed to it in the Loan
   -----------------------
Documents.

  "Replacement Lease" means a lease, substantially on the terms and conditions
   -----------------
hereof, entered into with a successor Landlord following foreclosure or transfer in lieu of foreclosure of the Landlord's interest hereunder.

  "Sale Proceeds" means cumulative Gross Sale Proceeds minus (a) first, funds
   -------------
used to pay commercially reasonable transaction costs in connection with a sale,
(b) second, funds used to establish the escrow of funds required in Section 13.01.B, (c) third, funds required to be used and used for repayment of indebtedness related to the loan under the Loan Agreement (or any prior refinancing thereof), and (d) fourth, in the case of a condemnation, eminent domain, taking or casualty, funds used to pay all costs of repairing, restoring, replacing, and reconstructing the Hotel or portions thereof. Sale Proceeds shall not include the proceeds from the sale of used FF&E not in connection with the disposition of the Hotel.

  "Telephone Lease" means a lease of the telephones and/or other
   ---------------
telecommunication systems and equipment located in the Hotel.

  "Tenant's Earnings" shall mean, for each Fiscal Year, that portion of
   -----------------
Operating Profit retained by Tenant pursuant to Section 5.03 and not paid to Landlord or others, including any Affiliates of Tenant, on Landlord's behalf.

  "Tenant's Priority Base Retention" shall mean an amount equal to three percent
   --------------------------------
(3%) of Gross Revenues for each Fiscal Year (or portion thereof) that shall be retained by Tenant out of Gross Revenues to cover the cost and expenses incurred by Tenant and its Affiliates in connection with the Central Office Functions. Tenant's Priority Base Retention shall be a Deduction from Gross Revenues in determining Operating Profit.

  "Tenant's Priority System Retention" shall mean an amount equal to three
   ----------------------------------
percent (3%) of Gross Revenues for each Fiscal Year (or portion thereof) that shall be retained by Tenant out of Gross Revenues to cover the cost and expenses incurred by Tenant in connection with certain functions ("System Functions") which are for the benefit of the Courtyard by Marriott System, are not Central Office Functions or Chain Services, and are performed by personnel not normally located at the Hotel. System Functions shall be limited to divisional executive management, divisional financial planning, divisional contracting, divisional product (including food products) planning and development, divisional human resources planning and development, divisional marketing planning, and services of Tenant's technical and operational experts making routine inspection and consultation visits to the Hotel (but specifically excluding "line management" personnel such as area managers and services of Tenant's or Tenant's Affiliate's Architecture and Construction personnel who provide design, procurement, construction or related services). Any function included within the term "System Functions" shall not also be included in any Deduction other than the Deduction for the Tenant's Priority System Retention.

  "Termination" means the expiration or earlier cessation of this Agreement.
   -----------

  "Termination Fee Term" shall mean the period beginning on the Opening Date and
   --------------------
ending on the date on which the obligation to pay the Termination Fee arises.

  "TV System Lease" means a lease or other agreement under which equipment
   ---------------
(excluding television sets) for the transmission into Hotel rooms of televised programming is leased or otherwise provided, regardless of whether such lease or other agreement contains a right or option to purchase such equipment.

  "Uniform System of Accounts" means the Uniform System of Accounts for Hotels,
   --------------------------
Eighth Revised Edition, 1986, as published by the Hotel Association of New York City, Inc.

  "Working Capital" means funds which are reasonably necessary for the day-to-
   ---------------
day operation of the business of the Hotel, including, without limitation, amounts sufficient for the maintenance of change and petty cash funds, operating bank accounts, accounts receivable, payrolls, prepaid expenses, and funds required to maintain Inventories, less accounts payable and accrued current liabilities.

  1.02    Terms Defined in Other Sections
          -------------------------------

  The following terms when used in the Agreement shall have the meanings described in the Agreement as indicated below:

  "Additional Rent" - Section 5.02.A.
   ---------------

  "Agreement" - Preamble.
   ---------

  "Annual Operating Projection" - Section 9.03.A.
   ---------------------------

  "Annual Operating Statement" - Section 9.01.
   --------------------------

  "Annual Rent" - Section 5.01.
   -----------

  "Building Estimate" - Section 8.03.A.
   -----------------

  "Economic Gain" - Section 4.02.C.
   -------------

  "Effective Date" - Preamble.
   --------------

  "Five-Year Forecast" - Section 9.03.B.
   ------------------

  "Foreclosure Avoidance Loan" - Section 5.05.
   --------------------------

  "Hotel Term" - Section 4.01.B.
   ----------

  "Impositions" - Section 13.01.
   -----------

  "Initial Term" - Section 4.01.B.
   ------------

  "Landlord" - Preamble.
   --------

  "Qualified Arbitrator" - Section 20.01.B.
   --------------------

  "Refinancing" - Section 1.01 (within the definition of "Debt Service").
   -----------

  "Renewal Term(s)" - Section 4.01.B.
   ---------------

  "Rent Letter" - Section 5.04.A.
   -----------

  "Repairs and Equipment Estimate" - Section 8.02.D.
   ------------------------------

  "Reserve" - Section 8.02.A.
   -------

  "System Functions" - Section 1.01 (within the definition of "Tenant's Priority
   ----------------
System Retention").

  "Tenant" - Preamble.
   ------

  "Termination Fee" - Section 4.02.A.
   ---------------

                                END OF ARTICLE I

                                  ARTICLE II

                              LEASE OF THE HOTEL
                              ==================

  2.01    Granting Clause
          ---------------

  In consideration of the rentals, covenants, and agreements to be paid, kept, and performed hereunder, Landlord, for the term and on the conditions hereinafter set forth, leases to Tenant, and Tenant leases and takes from Landlord, the Hotel.

  2.02    Operating Permits
          -----------------

  Landlord agrees upon request by Tenant to sign promptly and without charge applications for licenses, permits, or other instruments necessary for operation of the Hotel.

  2.03    Non-Discrimination
          -------------------

  The parties recognize that Tenant and its Affiliates act as lessee or manager of certain other hotels, some of which may be owned by MI, the parent of Tenant, or its Affiliates or by other third parties. Certain of these hotels, now or in the future, may be located within the general geographical area of the Hotel. Tenant shall institute reasonable internal controls and procedures to ensure that no favoritism shall be accorded to such other hotels on the basis of the ownership thereof and that, at all times, Tenant will operate the various hotels that it leases, owns, or manages, including the Hotel, in a non-discriminatory manner. Tenant shall have no liability under this Section 2.03 unless it can be shown that it has acted in willful disregard of this provision.

                               END OF ARTICLE II

                                  ARTICLE III

                            OWNERSHIP OF THE HOTEL
                            ----------------------

     3.01   Ownership of the Hotel
            ----------------------

     A. Landlord covenants that it has and will keep and maintain leasehold title to the land underlying the Hotel, and fee simple title to the hotel building and other improvements thereon, in each case free and clear of any and all liens, encumbrances, or other charges, except as follows:

            1. Easements or other encumbrances (other than those described in subsections 2, 3, 4 and 5 hereof) that do not adversely affect the operation of the Hotel by Tenant;

            2. Mortgages, deeds of trust, or similar security instruments pursuant to the Loan Agreement (all as amended from time to time in accordance with their terms, provided that no such amendment that would have a material adverse effect on Tenant's rights or obligations hereunder shall be effective against Tenant without Tenant's prior written approval) and any Refinancings that contain a provision reasonably acceptable to Tenant's counsel that this Agreement will not be subject to forfeiture or Termination other than in accordance with the terms hereof, notwithstanding a default under such mortgage, deed of trust, or security instrument;

            3. Liens for taxes, assessments, levies, or other public charges not yet due or that are being contested in good faith; and

            4.    The terms and conditions of the Ground Lease.

     B. Landlord shall pay and discharge, at or prior to the due date, (i) any and all installments of principal and interest due and payable upon any mortgage, deed of trust, or like instrument described in this Section and shall indemnify Tenant from and against all claims and litigation and damages (other than damages representing Tenant's lost profits) arising from the failure to make such payments as and when required and (ii) any and all charges for capital expenditures assessed pursuant to any covenants, conditions and restrictions affecting the Hotel.

     C. Landlord agrees that, in the event it acquires fee title to the land underlying the Hotel, any resultant merger of its interest in the Ground Lease into its newly-acquired fee title shall not result in a Termination.

     3.02   Subordination, Nondisturbance, and Attornment
            ---------------------------------------------

     A. Tenant agrees that this Agreement and any extensions, renewals, replacements or modifications to it and all right and interest of Tenant in and to the Hotel shall, at the option of any mortgagee pursuant to any Refinancing, be subject and subordinate to such mortgage provided that such mortgagee agrees in writing, in an instrument recordable in the jurisdiction in which the Hotel is located that is reasonably acceptable to Tenant's counsel and has been previously approved in writing by Tenant's counsel, that in the event the mortgagee or any other party comes into possession of the Hotel by virtue of a foreclosure, deed or an assignment of the Ground Lease in lieu of foreclosure, or other transfer pursuant to such mortgage, Tenant shall not be disturbed in its rights hereunder so long as Tenant is not in material default hereunder.

     B. Provided that such mortgagee has delivered to Tenant the recordable instrument described in subsection 3.02.A above, in the event that such mortgagee or any other party comes into possession of the Hotel by virtue of a foreclosure, deed or an assignment of the Ground Lease in lieu of foreclosure, or other transfer pursuant to such mortgage, Tenant shall be obligated to such mortgagee or such third party to perform all of the terms and conditions of this Agreement for the balance of the remaining term but subject to Tenant's rights to terminate pursuant to Section 19.02.B.2 hereof.

                               END OF ARTICLE III

                                  ARTICLE IV

                                     TERM
                                     ====

  4.01    Term
          ----

  A. The term of this Agreement shall be from the Effective Date to the expiration date of the Hotel Term (as defined in subsection 4.01.B).

  B. The "Hotel Term" shall consist of an "Initial Term" and the "Renewal Term(s)." The "Initial Term" shall begin on the Effective Date and, unless sooner terminated as herein provided, shall continue to December 31, 2007. Unless Tenant elects not to renew as provided below, the Hotel Term shall thereafter be renewed automatically without notice, on the same terms and conditions contained herein, for each of five (5) successive periods of ten (10) Fiscal Years, provided that Tenant is not then in default hereunder. Each successive period of ten (10) Fiscal Years for which the Lease may be renewed shall be called a "Renewal Term." If Tenant elects not to renew the term of this Agreement following expiration of the then current Initial Term or Renewal Term, it shall give Landlord notice of non-renewal at least one hundred (180) days prior to the expiration of the then current Initial Term or Renewal Term and shall nevertheless continue to occupy and operate the Hotel as Tenant hereunder until the earlier to occur of (i) the later of the expiration of the Initial Term or the Renewal Term, whichever is in effect on the last date on which notice of non-renewal could be given, or the three year anniversary of the last date on which notice of non-renewal could be given, (ii) three years after the expiration of the then current term, or (iii) such time as Landlord secures a new tenant or operator but, in any such case, not earlier than the expiration of the then current term of this Agreement.

  C. The Hotel Term shall not exceed the term of the Ground Lease. Landlord agrees that when the Ground Lease is about to expire, it will deliver a written notice to Tenant no later than ninety (90) days before the last day on which Landlord can elect to renew the term of said Ground Lease, informing Tenant of the impending expiration of the Ground Lease and whether Landlord will elect to renew the Ground Lease for said applicable renewal period.

     4.02   Termination Fee
            ---------------

     A. If the Hotel Term is terminated before the natural expiration (and assuming the exercise of all Renewal Terms) thereof due solely to either (i) the provisions of Section 15.01 or 15.02 with respect to a casualty or condemnation, or (ii) upon a sale and/or assignment of the leasehold interest in the Hotel in accordance with the terms of Article XIX, then Tenant shall, except as provided below, receive from Landlord a Termination fee (the "Termination Fee") in an amount determinable under Section 4.02.B below. The purpose of the Termination Fee is to compensate Tenant for the loss of earnings from operation of the Hotel due to a premature Termination. No Termination Fee shall be due upon a foreclosure, deed in lieu of foreclosure, assignment of the Ground Lease, or any other transfer taking place pursuant to the Loan Agreement after acceleration or maturity of the obligations thereunder but before such obligations are satisfied in full or extinguished.

     B. The Termination Fee shall be an amount equal to the net present value, as computed by Tenant, of the reasonably anticipated amount of Tenant's Earnings over the next ensuing forty (40) years or, if the then remaining term of this Agreement (assuming the exercise of all Renewal Terms) is less than forty (40) years, such lesser period. The discount rate to be employed in making such computation shall be a percentage equal to the sum of (i) three percentage points plus (ii) the then base rate of interest charged by Citibank, N.A. (or its successor). Such fee computation shall not be binding on Landlord unless the firm of independent auditors regularly employed by Landlord has reported on the mathematical accuracy of the computation and that the forecast used as the basis for computing such anticipated earnings was prepared using assumptions that are reasonable as a basis for forecasting anticipated earnings over the period in question. Nevertheless, the Termination Fee shall in no event exceed the percentage set forth in the table below, of the "Economic Gain," as defined in Section 4.02.C, applicable to the year of the Termination Fee Term in which the right to a Termination Fee accrues:

     Year of Termination Fee Term               Percentage
     -----------------------------------------------------------------
            1-15                                    50%
            16-40                                   49% in year 16, declining
                                                    by one percentage point per
                                                    year thereafter.

     C. For purposes hereof, "Economic Gain" shall mean (i) any Sale Proceeds minus (ii) 113% (123% in the 21st and subsequent years of the Termination Fee Term) of the sum of (1) $10,022,000.00, which is Landlord's original cost basis of the Hotel and FF&E when Landlord acquired the Hotel (not including the cost of any FF&E Replacements, repairs, maintenance, building improvements, alterations, or replacements or other costs incurred after completion of the Hotel) involved in the condemnation, casualty, or sale, plus
(2) the cos t of any structural repairs or replacements necessitated by previous condemnations or casualties in excess of insurance or condemnation proceeds received as a result of a casualty or condemnation occurring prior to any casualty or condemnation triggering Landlord's obligation hereunder to pay a Termination Fee.

     D. If the Termination Fee exceeds the available Sale Proceeds, the amount, if any, of such excess shall not be due.

     E. The Termination Fee due under Section 4.02.A shall be paid in full by Landlord to Tenant upon the later to occur of (i) the Termination, or (ii) the date on which the Sale Proceeds become available to Landlord. In the event of any Sale Proceeds represented by evidences of indebtedness, Landlord shall assign to Tenant, without recourse, all or such portion of the principal amount thereof (and any interest accruing thereon) as equals that portion of the Termination Fee not otherwise paid. Any such assignment shall be deemed payment of the Termination Fee to the extent of the principal amount so assigned.

  F. Any dispute between Landlord and Tenant with respect to the Termination Fee or the obligation of Landlord or Tenant with respect thereto shall, at the request of either party, be submitted to arbitration in accordance with Article XX.

  4.03          [Intentionally omitted]

  4.04          Actions to be Taken Upon Termination
                ------------------------------------

  A.           Upon Termination, the following shall be applicable:

               1. Tenant shall, within ninety (90) days after Termination, prepare and deliver to Landlord a final accounting statement, as more particularly described in Section 9.01 hereof, along with a statement of any sums due from Landlord to Tenant or from Tenant to Landlord pursuant hereto, dated as of the date of Termination. Within thirty (30) days after the receipt by Landlord of such final accounting statement, the parties will make whatever cash adjustments are necessary pursuant to such final statement. The cost of preparing such final accounting statement shall be a Deduction from Gross Revenues attributable to the final Fiscal Year of the Term, unless the Termination occurs as a result of a default by either party, in which case the defaulting party shall pay such cost. Tenant and Landlord acknowledge that there may be certain adjustments for which the information will not be available at the time of the final accounting, and the parties agree to readjust such amounts and make the necessary cash adjustments when such information becomes available; provided, however, that all accounts shall be deemed final two (2) years after Termination.

               2. Tenant shall release and transfer to Landlord any of Landlord's funds which are held or controlled by Tenant with respect to the Hotel with the exception of funds to be held in escrow pursuant to Sections 12.04, 13.01.B and 14.01.C, funds necessary to compensate Tenant pursuant to
Section 7.01, funds necessary to reimburse Tenant pursuant to Sections 5.05 and 9.04.A, and otherwise in accordance herewith.

               3. Tenant shall make available to Landlord such books and records (including those from prior years, subject to Tenant's reasonable records retention policies) as will be needed by Landlord to prepare the accounting statements, in accordance with the Uniform System of Accounts for the year in which the Termination occurs and for any subsequent year.

               4. Tenant shall (to the extent permitted by law or by applicable agreement) assign to Landlord or to the new tenant all subleases, concession agreements, operating licenses and permits for the Hotel which have been issued in Tenant's name (including liquor and restaurant licenses, if any); provided, that if Tenant has expended any of its own funds in the acquisition of any of such licenses or permits, Landlord shall reimburse Tenant therefor if it has not done so already.

               5. Various other actions shall be taken, as described in this Agreement, including, but not limited to, the actions described in Sections 7.01, 10.02, 10.04.C, 12.04, and 14.01.C.

               6. Tenant shall peacefully vacate and surrender the Hotel to Landlord.

  B.           The provisions of this Section 4.04 shall survive Termination.

                               END OF ARTICLE IV

                                   ARTICLE V

                                     RENT
                                     ----


     5.01   Annual Rent
            -----------

     Tenant agrees to pay Landlord during the Initial Term and any Renewal Terms hereof annual rental with respect to each Fiscal Year (the "Annual Rent") equal to (1) at such times as Tenant is required to pay Landlord as rent under the "Hotel Lease" referred to in the Portfolio Loan Documents 85% of "Operating Profit" as defined therein, (a) eighty-five percent (85%) of Operating Profit, as defined in this Lease, in each Fiscal Year less (b) an amount equal to the sum of any Deductions for Hotel Working Capital, Inventories, and Fixed Asset Supplies to which Tenant is entitled under Section 7.01 and the amount of all Deductions for taxes (including fines, penalties, and interest, if any, added thereto) payable by or assessed against Landlord or Tenant related to Tenant's lease and the personal property located therein from Landlord, in each case multiplied by .15, and thereafter, (2) at such times as Tenant is required to pay Landlord as rent under the "Hotel Lease" referred to in the Portfolio Loan Documents 75% of "Operating Profit" as defined therein, (a) seventy-five percent (75%) of Operating Profit, as defined herein, for each Fiscal Year, less (b) an amount equal to the sum of any Deductions for Hotel Working Capital, Inventories, and Fixed Asset Supplies to which Tenant is entitled under Section
7.01 and the amount of all Deductions for taxes (including fines, penalties, and interest, if any, added thereto) payable by or assessed against Landlord or Tenant related to Tenant's lease of the Hotel and the personal property located therein from Landlord, in each case multiplied by .25. Notwithstanding Tenant's agreement to pay Annual Rent to Landlord, a portion of Annual Rent may be (x) paid by Tenant directly to the Ground Lessor on Landlord's behalf (y) paid by Tenant directly to MI under the Reimbursement Agreement on Landlord's behalf, and (z) retained by Tenant to satisfy certain obligations of Landlord to Tenant, but only in accordance with Section 5.03.

     5.02   Additional Rent
            ---------------

     A. The term "Additional Rent" as used hereinafter shall mean the excess, if any, of (1) the aggregate amount paid by Tenant in each Fiscal Year under Section 5.03 to (a) Landlord or, on Landlord's behalf, to parties other than Landlord or Tenant, (b) Tenant as repayment of Foreclosure Avoidance Loans,
(c) Tenant as reimbursement of Additional Rent paid in previous Fiscal Years, and (d) Tenant as payment on any due but unpaid Termination Fee, over (2) Annual Rent.

     B. It shall be the obligation of Landlord to refund to Tenant any Additional Rent paid by Tenant; provided, however, that such refund shall be made to Tenant only from Operating Profit in future Fiscal Years as provided in
Section 5.03. Such refund shall be made without interest. Upon Termination of this Agreement, Landlord shall have no further liability for any refund of Additional Rent previously paid by Tenant.

     5.03   Distribution of Operating Profit
            --------------------------------

            For each Fiscal Year, Operating Profit, to the extent available, shall be distributed by Tenant as follows (without duplication):

            1. First, an amount equal to Debt Service shall be paid to Landlord to be used to pay such obligations; then

            2.   [Intentionally omitted]

               3. On Landlord's behalf, an amount equal to the Current Ground Rent due under the Ground Lease shall be paid by Tenant to the Ground Lessor; then

               4. An amount equal to the Deferred Ground Rent, plus interest accrued thereon, on the Ground Lease shall be paid, to the extent not previously reimbursed to the Ground Lessor, on Landlord's behalf, to the Ground Lessor; then

               5. An amount equal to all payments made by MI to the Lender under the Debt Service Guaranty, plus interest accrued thereon, shall be paid, to the extent not previously reimbursed to MI, on landlord's behalf, to MI; then

               6. An amount equal to all payments made by HM to the Lenders under the Debt Service Guaranty plus interest accrued thereon, as evidenced by the Reimbursement Agreement (as defined in the Loan Documents) and the Reimbursement Note (as defined in the Loan Documents), shall be paid to Landlord, to the extent not previously reimbursed to HM, to be used to repay HM for making such payments; then

               7.   [Intentionally omitted]

               8. An amount equal to the excess, if any, of Annual Rent over Debt Service, up to but not exceeding fifty percent (50%) of such remaining Operating Profit, shall be paid to Landlord; then

               9. An amount equal to the unrefunded Additional Rent shall be retained by Tenant to be applied by Tenant to the refund of such Additional Rent; then

               10. An amount equal to the outstanding balance of any Foreclosure Avoidance Loans, including interest accrued thereon as evidenced by the promissory note provided for in Section 5.05, shall be retained by Tenant and applied by Tenant to repayment of the Foreclosure Avoidance Loans; then

               11.  [Intentionally omitted]

               12. If the amount paid to Landlord under Section 5.03.8 was less than the excess of Annual Rent over Debt Service, then an amount equal to such deficiency shall be paid to Landlord; and then

               13. Any and all remaining Operating Profit shall be retained by Tenant.


  5.04          Accounting and Interim Payment
                ------------------------------

  A. Within twenty (20) days after the close of each Accounting Period, Tenant shall submit an interim accounting, or "Rent Letter," substantially in the form of Exhibit C attached hereto, to Landlord showing
                             ---------
Gross Revenues, Deductions, Operating Profit, and the application thereof under
Section 5.03 on an aggregate basis. Tenant shall transfer with each Rent Letter any interim amounts of Annual Rent and Additional Rent to be paid to Landlord, which amounts shall be a reasonable estimate of the portions of Annual Rent and Additional Rent allocable to such Accounting Period.

  B. Calculations and payments of Annual Rent and Additional Rent and applications of Operating Profit made with respect to each Accounting Period shall be accounted for cumulatively within each Fiscal Year. Within seventy-five (75) days after the close of each Fiscal Year, Tenant shall submit an accounting, as more fully described in
Section 9.01, for such Fiscal Year to Landlord, which accounting shall be controlling over the interim accountings. Any deficiency in the amount of Annual Rent or Additional Rent as shown by the Fiscal Year accounting shall be promptly paid by Tenant to Landlord or to others on Landlord's behalf in accordance with Section 5.03. Any overpayment of Annual Rent or Additional Rent made by Tenant as shown by the Fiscal Year accounting shall be a credit against both Annual Rent and Additional Rent owed by Tenant to Landlord in succeeding Accounting Periods. If this Agreement is terminated for any reason before Tenant has recovered all such overpayments, then Tenant shall be entitled to recover the remaining amount of such overpayments from either of the following sources: (i) by deduction from any of Landlord's funds which are held or controlled by Tenant, or (ii) Landlord shall pay Tenant the remaining amount of such credit out of any Sale Proceeds. No adjustment shall be made for any Operating Loss in a preceding or subsequent Fiscal Year.

  5.05          Advances to Avoid Foreclosure
                -----------------------------

  The parties agree that Tenant shall have no liability with respect to any obligations of Landlord. However, Tenant shall have the right, but not the obligation, to make Debt Service payments on behalf of Landlord as and to the extent necessary to avoid the foreclosure of any lien or security interest applicable to the Hotel. Any such payments (each of which shall be referred to as a "Foreclosure Avoidance Loan") shall be deemed a loan by Tenant to Landlord in such amount, shall bear annual interest at two percentage points over the base rate of interest charged by Citibank, N.A. (or its successor) and shall be repayable by Landlord on the date that is fifteen (15) years after the date of each Foreclosure Avoidance Loan or, if earlier, upon Termination. Tenant shall be entitled to reimburse itself for such Foreclosure Avoidance Loans in accordance with Section 5.03. Landlord shall evidence each Foreclosure Avoidance Loan by executing a promissory note payable to Tenant in the principal amount of each Foreclosure Avoidance Loan and bearing interest as aforesaid.

  5.06          Application of Sale and Loan Proceeds
                -------------------------------------

  Landlord agrees that Gross Sale Proceeds shall be applied to the uses described and in the order listed in (a), (b), (c) and (d) of the definition of Sale Proceeds. Loan Proceeds and Sale Proceeds shall be applied, and Landlord shall be obligated to apply same, in the following manner:

  A. First, an amount equal to the funds required for the escrows as set forth in Sections 12.04 and 14.01.C; then

  B. An amount equal to the Deferred Ground Rent on the Hotel shall be paid (pro rata, if necessary), to the extent not previously reimbursed, to the Ground Lessor; then

  C. An amount equal to all payments made by MI to the Lender under the Debt Service Guaranty, plus interest accrued thereon, shall be paid, to the extent not previously reimbursed, to MI;

  D. An amount equal to the unrefunded Additional Rent, if any, shall be paid to Tenant;

  E. An amount equal to the outstanding balance of any Foreclosure Avoidance Loans, including interest thereon, shall be paid to Tenant; then

  F. An amount equal to any outstanding deficiencies owed Tenant pursuant to Section 9.04, if any, shall be paid to Tenant; then

  G. An amount equal to any uncompensated amounts owed to Tenant pursuant to Section 7.01, if any, shall be paid to Tenant; then

  H. An amount equal to the Termination Fee, if any, owed to Tenant pursuant to Section 4.02 shall be paid to Tenant; and then

  I. The remaining balance of the Loan Proceeds or Sale Proceeds, as the case may be, shall be retained by Landlord (or any successor to Landlord, whether by foreclosure or otherwise).

  The Landlord and Tenant agree that MI, HM, and the Ground Lessor are intended third party beneficiaries of the rights and obligations set forth in this
Section 5.06. As such third party beneficiaries, MI, HM, and the Ground Lessor, in addition to Tenant, shall have all remedies available at law or in equity for the enforcement of the obligations set forth herein. In addition to all such remedies, in the event Landlord fails to apply Loan Proceeds or Sale Proceeds in accordance with the provisions hereof, Tenant shall have the right, notwithstanding any other provision in this Agreement to the contrary or Tenant's obligation to pay Annual Rent or Additional Rent to Landlord, to offset all amounts owed as described in subsections A through I above against any future Annual Rent or Additional Rent, and to pay MI, HM, the Ground Lessor, and itself in accordance with the provisions of this Section 5.06 out of such offset amounts. Any amounts offset by Tenant shall not, however, affect the amounts required to be distributed by Tenant to Landlord to be used to make payments of Debt Service to Lender. The provisions of this Section 5.06 shall survive any Termination.


                               END OF ARTICLE V

                                  ARTICLE VI


                     [THIS ARTICLE INTENTIONALLY OMITTED]


                               END OF ARTICLE VI

                                  ARTICLE VII

                HOTEL WORKING CAPITAL AND FIXED ASSET SUPPLIES
                ==============================================

  7.01          Hotel Working Capital, Inventories, and Fixed Asset Supplies
                ------------------------------------------------------------

  From time to time additional funds may be necessary to maintain Hotel Working Capital, Inventories, and Fixed Asset Supplies at levels reasonably determined by Tenant to be necessary to satisfy the needs of the Hotel as its operation may then require. Tenant shall be entitled to take as Deductions any additional necessary funds supplied by it for such purposes and shall use such funds only for Hotel Working Capital, Inventories and Fixed Asset Supplies in accordance with the purposes of this Agreement. Upon Termination, Tenant shall leave in the Hotel for Landlord any unused Inventories, except for Inventories purchased by Tenant under Section 10.02. Fixed Asset Supplies, including additions and replacements thereto, shall remain the property of Landlord throughout the term of this Agreement, except for Fixed Asset Supplies purchased by Tenant under
Section 10.02. Upon Termination, Tenant shall pay to Landlord the difference, if any, between Initial Working Capital and funds supplied by Tenant for additional Working Capital, Inventories, and Fixed Asset Supplies. If Working Capital at the time of Termination (for any reason) is inadequate to fully compensate Tenant for such additional funds supplied by Tenant, then Tenant shall be entitled to deduct such deficiency from either of the following sources: (i) by deduction from any funds of Landlord then held or controlled by Tenant, or (ii) out of any Sale Proceeds.


                              END OF ARTICLE VII

                                 ARTICLE VIII

                    REPAIRS, MAINTENANCE, AND REPLACEMENTS
                    --------------------------------------



     8.01   Repairs and Maintenance
            -----------------------

     Tenant shall, on Landlord's behalf and as Landlord's agent with respect to such obligation, maintain the Hotel in good repair and condition and in conformity with applicable laws and regulations and shall make or cause to be made such routine maintenance, repairs, and minor alterations, the cost of which can be expensed under generally accepted accounting principles, as it, from time to time, deems necessary for such purposes. The cost of such maintenance, repairs, and alterations shall be paid from Gross Revenues and shall be treated as a Deduction in determining Operating Profit.

     8.02   Repairs and Equipment Reserve
            -----------------------------

     A. Tenant shall, on behalf of Landlord and in Landlord's name but with Tenant having the sole authority to make withdrawals or transact other business with respect thereto, establish and maintain, an escrow reserve account (the "Repair and Equipment Reserve" or the "Reserve") in a bank designated by Landlord. The Reserve shall be used to cover the cost of FF&E Replacements consisting of:

            1. Replacements and renewals related solely to the FF&E of the Hotel (including communication systems and computer systems);

            2. Certain routine repairs and maintenance to the building structures of the Hotel, the cost of which is normally capitalized under generally accepted accounting principles, such as exterior and interior repainting, resurfacing building walls, floors, roofs, and parking areas, and replacing folding walls and the like, but which are not alterations, improvements, renewals, or replacements to the structure of the building or to its mechanical, electrical, heating, ventilating, air conditioning, plumbing, or vertical transportation systems, the cost of which are Landlord's sole responsibility under Section 8.03; and

            3. Lease payments for any FF&E and motor vehicles that are leased instead of purchased and not treated as Deductions pursuant to Item 16 of the definition of Deductions.

     B. As of the Effective Date, Landlord and Tenant shall make the Initial Reserve Deposit into the Reserve. Except as provided below and subject to the provisions of Section 8.02.E, for each Fiscal Year during the term of this Agreement, Tenant shall transfer into the Reserve an amount equal to five percent (5%) of Gross Revenues attributable to the Hotel for such period of time. Notwithstanding the foregoing, no deduction and transfer into the Reserve will be required to the extent that such deduction and transfer, when added to amounts already in the Reserve, would make the then balance exceed the gross amount of the transfers for the previous eight (8) Fiscal Years. Any interest which accrues on any amounts held in the Reserve shall be retained therein without reduction of Tenant's obligation to make transfers thereto. All amounts held in the Reserve shall belong to Landlord.

     C. Tenant shall, on behalf of Landlord and as Landlord's agent with respect to such obligation, from time to time make such (i) replacements and renewals to the Hotel's FF&E, and (ii) repairs to the Hotel of the nature described in Section 8.02.A.2, as it deems necessary, and (iii) lease payments as described in Section 8.02.A.3 [as it deems necessary], up to the balance in the Reserve. No expenditures will be made other than as set forth in the approved Repairs and Equipment

Estimate and in no event may expenditures be made in excess of such balance without the prior approval of Landlord; provided, however, that (1) Tenant may effect emergency repairs necessary to prevent further loss or damage without such approval, and (2) Tenant may, in its sole discretion, expend up to ten thousand dollars ($10,000) (as adjusted upward each Fiscal Year to reflect the percentage increase in the CPI announced for November of the immediately preceding Fiscal Year over the CPI announced for December 1993, provided that if such percentage increase is a negative number in any given Fiscal Year, then there shall be no increase in such amount over the previous Fiscal Year) in each Fiscal Year for matters not contemplated in the Repairs and Equipment Estimate. At the end of each Fiscal Year, any amounts remaining in the Reserve shall be carried forward to the next Fiscal Year. Proceeds from the sale of FF&E no longer necessary to the operation of the Hotel shall be deposited in the Reserve without reduction of Tenant's obligation to make transfers thereto.
Expenditures made by Tenant out of the Reserve for replacements and renewals to the Hotel's FF&E, repairs to the Hotel of the nature described in Section 8.02.A.2, and lease payments as described in Section 8.02.A.3 shall not also be treated as Deductions. Upon Termination of this Agreement and after payment by Tenant of all charges properly payable out of the Reserve, Tenant shall pay to Landlord all amounts held in the Reserve unless Tenant will continue operating the Hotel, in which case Tenant shall transfer all amounts held in the Reserve to one or more new accounts for the benefit of the new owner of the Landlord's interest in the Hotel. If for any reason Tenant is prohibited, in contradiction to the terms stated above, from transferring such Reserve funds to one or more new accounts for the benefit of the new landlord(s), then Tenant shall be entitled, in addition to the transfers into the Reserve provided in Section 8.02.B, to transfer from Gross Revenues into the new Reserve account an amount equal to Twenty Thousand, Four Hundred Dollars ($20,400). Tenant, in its sole but reasonable discretion, and subject to the exceptions stated below, shall decide whether to purchase or lease any replacement FF&E or motor vehicles used in transporting Hotel guests. If Tenant enters into any lease of replacement FF&E or motor vehicles used in transporting Hotel guests, it shall do so on Landlord's behalf and as Landlord's agent; or, upon Tenant's recommendation and request, Landlord shall directly enter into such leases. Notwithstanding the foregoing, Tenant shall not and shall not require Landlord to enter into any lease other than (i) Telephone Leases, (ii) Computer Leases, (iii) TV System Leases, (iv) FF&E Leases, and (v) leases of vehicles used in transporting Hotel guests. With respect to FF&E Leases only, Tenant shall be required to obtain Landlord's prior written approval before entering into or requesting that Landlord enter into any FF&E Lease, if (a) the fair market value of the FF&E with respect to the FF&E Leases relating to the Hotel would exceed at any time $200,000 in the aggregate (b) the FF&E to be covered by such FF&E Lease is FF&E that is not customarily leased in the hotel industry in the United States, or
(c) such FF&E Lease is on payment terms (including amount and time of payment) materially more favorable to the lessor thereof than payment terms customary in the hotel industry in the United States for similar leases. With respect to TV System Leases only, Tenant shall be required to obtain Landlord's prior written approval before entering into or requesting the Landlord enter into any TV System Lease, if (a) the equipment to be covered by such TV System Lease is not customarily leased in the hotel industry in the United States or (b) such TV System Lease is on payment terms (including amount and time of payment) materially more favorable to the lessor thereof than payment terms customary in the hotel industry in the United States for similar leases. In cases described in the preceding two sentences, Landlord's approval shall not be unreasonably withheld; provided, however, that the failure of Lenders to approve such leasing proposal shall justify Landlord in withholding its approval.

  D. Tenant shall annually prepare a written estimate (the "Repairs and Equipment Estimate") for FF&E Replacements necessary for the forthcoming Fiscal Year and shall submit the Repairs and Equipment Estimate to Landlord at the same time it submits the Annual Operating Projection described in Section
9.03. The Repairs and Equipment Estimate shall indicate the estimated time schedule for making such replacements and renewals. Landlord shall review the Repairs and Equipment Estimate submitted in good faith by Tenant. If Landlord shall fail to approve such Repairs and Equipment Estimate within thirty (30) days of the receipt thereof, or if Tenant does not agree to any modifications made by Landlord within fifteen (15) days after such modifications are suggested, Tenant shall have the option of terminating this Agreement by giving written notice to Landlord within 30 days thereafter, such termination to be effective 60 days after the giving of such termination notice (or such later time as may be required to avoid liability under the WARN Act or any similar law). If Tenant does not so notify Landlord, it shall continue to occupy and operate the Hotel as provided under this Agreement without making the FF&E Replacements to which Landlord did not agree.

  E. The percentage contributions for the Reserve described in Section 8.02.B are estimates. As the Hotel ages, these percentages may not be sufficient to keep the Reserve at the levels necessary to make the replacements and renewals to the Hotel's FF&E, or to make the repairs to the Hotel buildings of the nature described in Section 8.02.A.2, required to maintain the Hotel in first-class condition. If the Repairs and Equipment Estimate prepared in good faith by Tenant exceeds the available funds in the Reserve, Landlord shall:

               1. Agree to increase the annual percentage in Section 8.02.B to provide the additional funds required, or

               2. Provide outside financing for the additional funds required, in which event the principal and interest payments on such financing (but not the expenditure of such additional funds from the Reserve after their deposit into the Reserve) shall constitute Deductions.

  A failure or refusal by Landlord to agree to 1 or 2 above within a sixty (60) day period after Tenant's request therefor shall entitle Tenant, within thirty
(30) days thereafter, to notify Landlord that it will terminate this Agreement if agreement was not reached as of a date six (6) months after the date of Tenant's notice.

  8.03          Building Alterations, Improvements, Renewals, and Replacements
                --------------------------------------------------------------

  A. Tenant shall prepare an annual estimate of aggregate expenditures necessary for alterations (including major repairs), improvements, renewals, and replacements (which alterations, improvements, renewals, and replacements are not among those referred to in Section 8.02.A.2) to the structural, mechanical, electrical, heating, ventilating, air conditioning, plumbing, and vertical transportation elements of the Hotel (the "Building Estimate") and shall submit such Building Estimate to Landlord for its approval at the same time the Annual Operating Projection is submitted. Tenant shall not make any expenditures for such purposes until Landlord approves the Building Estimate; provided, however, that if such alterations, improvements, renewals, or replacements to the Hotel (whether included in the Building Estimate or the need for which arises at any time during any Fiscal Year) are required by reason of any law, ordinance, regulation, or order of a competent governmental authority, or are otherwise required for the continued orderly operation of the Hotels, Tenant shall give Landlord notice thereof and shall be authorized, on Landlord's behalf and as Landlord's agent, to take appropriate remedial action without such approval if Landlord does not act. Tenant shall, on Landlord's behalf and as Landlord's agent, make such alterations, improvements, renewals, and replacements in accordance with the provisions hereof; and the cost of all such alterations, improvements, renewals, or replacements shall be borne solely by Landlord.

  B.           If Landlord does not approve the Building Estimate within thirty
(30) days after it has been submitted, Tenant shall have the option, to be exercised by written notice within thirty (30) days thereafter, of terminating this Agreement, such termination to be effective 60 days after the giving of such termination notice (or such later time as may be required to avoid liability under the WARN Act or any similar law).

  8.04          Liens
                -----

  Tenant and Landlord severally shall use their best efforts to prevent any mechanic's, materialmen's and similar liens from being filed against the Hotel that arise from any such alterations, improvements, renewals, or replacements in or to the Hotel. They shall cooperate fully in obtaining the release of any such liens, and the cost thereof, if the lien was not occasioned by the fault of either party, shall be paid for by Landlord. If the lien arises as a result of the fault of either party, then the party at fault shall bear the cost of obtaining the lien release.

  8.05          Ownership of Replacements
                -------------------------

  All alterations, improvements, renewals, or replacements made or acquired under Article VIII shall be Landlord's property.

                              END OF ARTICLE VIII

                                  ARTICLE IX

                         BOOKKEEPING AND BANK ACCOUNTS
                         -----------------------------

     9.01  Books and Records
           -----------------

     Books of control and account shall be kept on the accrual basis and in all material respects in accordance with the Uniform System of Accounts, with the exceptions provided in this Agreement. Landlord may at reasonable intervals upon two (2) business day's notice during Tenant's normal business hours examine such records. Within seventy-five (75) days following the close of each Fiscal Year, Tenant shall furnish Landlord a statement ("the "Annual Operating Statement") in the form attached as Exhibit D hereto summarizing operations of
                                    ---------
the Hotel for such Fiscal Year and a certificate of Tenant's chief accounting officer or his designee certifying that such year-end statement is true and correct. Landlord shall have ninety (90) days after receipt to examine and review said statement and to notify Tenant if it wishes to have said statement audited. If Landlord raises no objections within said ninety (90) day period, then such statement shall be deemed to be conclusively accepted by Landlord as being true and correct, and Landlord shall have no right thereafter to question its accuracy. Landlord shall be required to commence any audit of which it has timely notified Tenant within ten (10) days after the date of such notice and to work diligently to and complete said audit within ninety (90) days after commencement. All reviews and audits by Landlord as provided herein shall be at Landlord's sole cost and expense.

     9.02  Hotel Accounts and Expenditures
           -------------------------------

     A. All funds derived from the operation of the Hotel shall be deposited in a bank and in an account chosen by Tenant subject to the reasonable approval of Landlord. Withdrawals from said accounts shall be made by representatives of Tenant whose signatures have been authorized. Reasonable petty cash funds shall be maintained at the Hotel.

     B. All payments Tenant makes hereunder shall be made from authorized bank accounts, or petty cash funds, or from Working Capital under Section 7.01. Tenant shall not be required to make any advance or payment to or for the account of Landlord except as otherwise provided herein, and Tenant shall not be obligated to incur any liability or obligation for Landlord's account without assurances satisfactory to Tenant in Tenant's sole discretion that Landlord will provide necessary funds for the discharge thereof. Debts and liabilities Tenant incurs as a result of its occupation and operation of the Hotel under the terms hereof (other than debts and liabilities incurred in a manner inconsistent with the terms hereof), whether asserted before or after the Termination of this Agreement, will be paid by Landlord to the extent funds are not available for that purpose from the operation of the Hotel.

     9.03  Annual Operating Projection; Five-Year Forecast
           -----------------------------------------------

     A. Tenant shall submit to Landlord for its review five (5) days before the first day of each Fiscal Year an "Annual Operating Projection." Such projection shall be on a consolidated basis, shall include a projection for Chain Services, and shall be in the form of Exhibit E attached hereto. Tenant
                                            ---------
shall use its best efforts to adhere to the Annual Operating Projection. It is understood, however, that the Annual Operating Projection is an estimate only and unforeseen circumstances such as, but not limited to, those relating to costs of labor, material, services, and supplies, casualty, operation of law, economic and market conditions, and Acts of God may make adherence to the Annual Operating Projection impracticable, and therefore Tenant shall have the right to depart therefrom for such causes or other similar causes.

     B. Except as stated below, Tenant shall submit to Landlord each Fiscal Year, promptly upon but no later than thirty (30) days after its completion a "Five-Year Forecast." Tenant's obligation to submit such a Five-Year Forecast shall be in effect only for so long as Tenant is required in the normal course of its business by its own or MI's corporate requirements to prepare same. Such forecast shall be on a consolidated basis for each of the five Fiscal Years commencing with the immediately following Fiscal Year and shall be in the form of Exhibit F attached hereto. Due to the difficulty in forecasting beyond one
   ---------
year, any reliance by Landlord or others on such forecast shall be at their own risk and Tenant shall be under no obligation to achieve the results set forth in such forecast.

     9.04  Operating Losses; Credit
           ------------------------

     A. To the extent there is an Operating Loss for any Accounting Period, additional funds in the amount of any such deficiency shall be provided by Landlord within ten (10) days if Tenant gives written notice to Landlord of such Operating Loss. To the extent Tenant elects not to so collect or Landlord does not so forward upon request, Tenant shall be entitled to a credit in the amount of any such deficiency against both Annual Rent and Additional Rent owed by Tenant to Landlord in succeeding Accounting Periods. If Landlord fails to provide additional funds in the amount of such Operating Loss within such ten
(10) day period, Tenant shall have the option of terminating this Agreement upon not less than thirty (30) days written notice to Landlord. If this Agreement is terminated for any reason before Tenant has recovered all such deficiencies, then Tenant shall be entitled to recover the remaining deficiencies from either of the following sources: (i) by deduction from any of Landlord's funds which Tenant holds or controls, or (ii) out of any Sale Proceeds or Loan Proceeds.

     B. In no event shall either party borrow money in the name of or pledge the credit of the other.

                               END OF ARTICLE IX

                                   ARTICLE X

                           TRADEMARK AND TRADE NAME
                           ------------------------

     10.01  Courtyard by Marriott Name
            --------------------------

     During the term of this Agreement, the Hotel shall be known as a Courtyard by Marriott, with such additional identification as may be necessary to provide local identification. If the name of the Courtyard by Marriott System is changed, the name of the Hotel shall change to conform thereto and references herein to "Courtyard" and "Courtyard by Marriott" shall be deemed references to such new name. The names "Courtyard" and "Courtyard by Marriott," when used alone or in connection with another word or words, and the Courtyard or Courtyard by Marriott trademarks, trade names, symbols, logos, and designs shall in all events remain the exclusive property of MI, and nothing contained herein shall confer on Landlord the right to use the Courtyard or Courtyard by Marriott names, trademarks, trade names, symbols, logos, or designs otherwise than in strict accordance with the terms of this Agreement. Except as provided in
Section 10.02, upon Termination, any use of or right to use the Courtyard or Courtyard by Marriott names, trademarks, trade names, symbols, logos, or designs by Landlord shall cease forthwith and Landlord shall promptly remove from the Hotel at Landlord's cost any signs or similar items that contain the Courtyard or Courtyard by Marriott names, trademarks, trade names, symbols, logos, or designs; provided, however, that Landlord shall not be required to change its legal name ("Courtyard by Marriott Limited Partnership") to remove "Courtyard by Marriott" from its name.

     10.02  Purchase of Inventories and Fixed Asset Supplies
            ------------------------------------------------

     A. Upon Termination, Tenant shall have the option, to be exercised within thirty (30) days after Termination, to purchase, at their then book value, any items of the Hotel's Inventories and Fixed Asset Supplies as may be marked with the Courtyard or Courtyard by Marriott names or any Courtyard or Courtyard by Marriott trademark, trade name, symbol, logo or design. If Tenant does not exercise such option, Landlord will use any items not so purchased exclusively in connection with the Hotel until they are consumed.

     10.03  Breach of Covenant
            ------------------

     Tenant and/or its Affiliates shall have the right, in case of any breach of the covenants of this Article X by Landlord or others claiming through it, to injunctive relief and to any other right or remedy available at law or in equity. This Article X shall survive Termination.

     10.04  Computer Software and Equipment
            -------------------------------

     A. Any computer software (including upgrades and replacements) at the Hotel that is owned by Tenant, MI, any Affiliate of MI, or the licensor of any of them, is proprietary to Tenant, MI, such MI Affiliate, or the licensor of any of them, whichever is applicable, and shall in all events remain the exclusive property of Tenant, MI, such MI Affiliate, or the licensor of any of them, as the case may be, and nothing contained in this Agreement shall confer on Landlord the right to use any such software.

     B. Upon Termination, Tenant shall have the right to remove from the Hotel, as applicable, without compensation to Landlord, (1) any computer software (including upgrades and replacements), including without limitation, the PMS and MARSHA software, owned by Tenant, MI, any Affiliate of MI, or the licensor of any of them, and (2) any computer equipment utilized as part of a centralized reservation system or owned by a party other than Landlord, except any computer equipment leased to Landlord pursuant to a financing lease as provided for in Article VIII.

     C. Tenant shall, upon Termination, provide Landlord with a copy of the data stored in the software described in Section 10.04.A.


                               END OF ARTICLE X

                                  ARTICLE XI

                                   THE HOTEL
                                   ---------

     11.01  Payment of Ground Rent and Other Charges
            ----------------------------------------

     Landlord irrevocably directs Tenant to properly pay and discharge (i) the ground rent due under the Ground Lease applicable to the Hotel, to the extent of the availability of and according to the order of disbursement of Operating Profit pursuant to Section 5.03, and (ii) any payments and charges in the ordinary course of the business of the Hotel necessary to ensure continued operation of the Hotel by Tenant to the extent of Gross Revenues after payment of or accrual for all other Deductions.

     11.02  Use and Operation of the Hotel and Quiet Enjoyment
            --------------------------------------------------

     A. Tenant shall operate the Hotel as a hotel and for no other use and under standards comparable to those prevailing for other Courtyard by Marriott hotels operated by Tenant or its Affiliates and for all activities in connection therewith that are customary and usual to such an operation; provided, however, that Tenant shall not be held to such standard if Landlord fails (i) to approve the Repairs and Equipment Estimate or provide funds necessary to pay for the repairs, replacements, and renewals covered therein in the event funds in the Reserve are inadequate, or (ii) to approve the Building Estimate or provide funds necessary to pay for the alterations, improvements, renewals and replacements covered therein, in either case if Landlord's failure to so approve or provide funds prevents Tenant from maintaining such standard. Tenant shall, except as otherwise provided in this Agreement, be responsible for the proper and efficient operation of the Hotel.

     B. Tenant shall have the option to terminate the Agreement at any time upon sixty (60) days' written notice to Landlord in the event of a withdrawal or revocation, by any lawful governing body having jurisdiction thereof, of any license or permit required for Tenant's performance where such withdrawal or revocation is due to circumstances beyond Tenant's control.

     C. Except as otherwise provided herein, Tenant shall, during the Term, operate the Hotel continuously except to the extent and for such time as Tenant is unable to operate the Hotel according to the standards set forth herein as a result of (1) damage or destruction caused by fire, casualty, or other cause,
(2) condemnation, (3) any of the occurrences described in Section 15.03, or (4) all or any portion of the Hotel being closed for alterations, improvements, renewals, rebuilding, or repairs.

     D. Tenant shall, upon the request of Landlord or Landlord's mortgagees, or the agent of either of them, make a qualified representative from Tenant's corporate staff available at reasonable times and intervals to answer questions regarding the operation of the Hotel.

     E. Tenant shall use reasonable efforts to comply with and abide by all applicable laws and regulations, including, without limitation, environmental laws and regulations, pertaining to its operation of the Hotel, provided that
(i) all costs and expenses of such compliance shall be paid from Gross Revenues as Deductions or from the Reserve, whichever is applicable under the provisions of this Agreement, and (ii) Tenant shall have the right, but not the obligation, subject to Landlord's prior written approval which approval shall not be unreasonably withheld, to contest or oppose, by appropriate proceedings, any such laws and regulations; the reasonable expenses of such contest shall be paid from Gross Revenues as Deductions.

     F. Possession of the Hotel shall be delivered to Tenant on the Effective Date, and Tenant shall quietly hold, occupy, and enjoy the Hotel throughout the term of this Agreement without any hindrance, ejection, or molestation by Landlord or anyone claiming under or through Landlord, subject, nevertheless, to the terms and conditions of this Agreement.

     11.03  Chain Services
            --------------

     A. Tenant shall, beginning with the Effective Date and thereafter during the Term of this Agreement, cause Chain Services to be furnished to the Hotel.

     B. Costs and expenses incurred in the providing of Chain Services shall be allocated on a fair and equitable basis among all Courtyard by Marriott hotels owned, leased, operated or managed by Tenant or its Affiliates in the United States which benefit from these services. Such allocation shall be made without regard to any "caps" or other limitations on the amount which Tenant or its Affiliates may charge to a given hotel, pursuant to agreements which Tenant (or its Affiliates) may have with the owner of such hotel. Any excess of that portion of such costs and expenses which is fairly allocated to a given hotel over the "cap" which may be in effect with regard to that hotel shall be paid by Tenant from its own funds and shall not be a Deduction. Tenant shall make no profit from amounts paid for Chain Services. In no event will the total charge for all of the Chain Services which are described in the definition of Chain Services in Section 1.01 (exclusive of reservation system services), for any given Fiscal Year, exceed five percent (5%) of Gross Revenues for such Fiscal Year. The parties hereby stipulate that the limitation set forth in the preceding sentence is intended to apply only to the services which are currently listed (as of the Effective Date) in the definition of Chain Services in Section 1.01; accordingly, if there are types of expenditures which were originally treated as Deductions (other than pursuant to Paragraph 7 of the definition of "Deductions" in Section 1.01), but which are later determined to be more properly treated as Chain Services, such expenditures shall be treated as Deductions pursuant to said Paragraph 7 of the definition of "Deductions" without regard to the aforesaid limitation. If services currently provided as Chain Services are subsequently determined to be appropriately charged as Deductions, the cost of the services will continue to be considered as a Chain Service cost in determining the total charge allowed under the "cap" of five percent (5%) of Gross Revenues.

     11.04  Landlord's Right to Inspect
            ---------------------------

     Landlord, Landlord's mortgagees, and the agents of both of them shall have access to the Hotel at any and all reasonable times for the purpose of protecting the same against fire or other casualty, prevention of damage to the Hotel, inspection, making repairs, or showing the Hotel to prospective purchasers, tenants, or mortgagees.

                               END OF ARTICLE XI

                                  ARTICLE XII

                                   INSURANCE
                                   ---------

     12.01  Property Insurance
            ------------------

     A. Tenant shall, commencing with the Effective Date and thereafter throughout the term of this Agreement, procure and maintain, with insurance companies of recognized responsibility approved by Landlord in its reasonable discretion, a minimum of the following insurance:

            1. Insurance on the Hotel (including contents) against loss or damage by fire, lightning and all other risks covered by the usual standard extended coverage endorsements, with such deductible limits as are generally established by Tenant and its Affiliates at the other hotels it operates under the Courtyard by Marriott name in the United States, all in an amount not less than the full replacement cost thereof, exclusive of excavation, footings and foundation costs;

            2. Insurance against loss or damage from explosion of boilers, pressure vessels, pressure pipes and sprinklers, to the extent applicable, installed in the Hotel;

            3. Business interruption insurance covering loss of profits and necessary continuing expenses for interruptions caused by any occurrence covered by the insurance referred to in Section 12.01.A.1 and 2, of a type and in amounts and with such deductible limits as are generally established by Tenant and its Affiliates at the other hotels it operates under the Courtyard by Marriott name in the United States.

     B. All policies of insurance required under Section 12.01.A.1 and 2 shall be carried with the Landlord and the holder of the first-lien permanent mortgage (for itself or as agent for a group of lenders, as applicable) on the Hotels and the Ground Lease, as additional insureds and loss payees as their respective interests may appear.

     12.02  Operational Insurance
            ---------------------

     Tenant shall, commencing with the Effective Date and thereafter throughout the Term, procure and maintain, using funds deducted from Gross Revenues, with insurance companies approved by Landlord, the following insurance:

     A. Workers' compensation and employer's liability insurance as may be required under applicable laws covering all of Tenant's employees at the Hotel, with such deductible limits or self-insured retentions as are generally established by Tenant or its Affiliates at the other hotels it operates under the Courtyard by Marriott name in the United States;

     B. Fidelity bonds, with reasonable limits and deductibles to be determined by Tenant, covering its employees in job classifications normally bonded in the other hotels it operates under the Courtyard by Marriott name in the United States or as otherwise required by law, and comprehensive crime insurance to the extent Tenant and Landlord mutually agree it is necessary for the Hotel;

     C. Commercial general liability insurance against claims for personal injury, death or property damage occurring on, in, or about the Hotel, and automobile insurance on vehicles operated in conjunction with the Hotel, with a combined single limit of not less than Twenty-five Million Dollars ($25,000,000) for each occurrence for personal injury, death and property damage, with such deductible limits or self-insured retentions as are generally established by Tenant or its Affiliates at the other hotels it operates under the Courtyard by Marriott name in the United States; and

     D. Such other insurance in amounts as Landlord and Tenant in their reasonable judgment deems advisable for protection against claims, liabilities and losses arising out of or connected with the operation of the Hotel.

     12.03  Coverage
            --------

     All insurance described in Sections 12.01 and 12.02 may be obtained by Tenant by endorsement or equivalent means under its blanket insurance policies, provided that such blanket policies substantially fulfill the requirements specified herein. Deductible limits and retentions shall be as provided in the blanket policies covering the hotels operated by Tenant and its Affiliates under the Courtyard by Marriott name in the United States. In addition, in the case of insurance described in Sections 12.01 and 12.02, Tenant may insure through its Affiliates, or its Affiliates may otherwise retain such risks, if, where legally required to do so, such Affiliates are legally qualified to do so.

     12.04  Cost and Expense
            ----------------

     Insurance premiums and any costs or expenses with respect to the insurance described in Sections 12.01 and 12.02, including insurance reinsured by an Affiliate of Tenant, shall be Deductions in determining Operating Profit. Premiums on policies for more than one year shall be charged pro rata over the period of the policies. The expenses incurred in maintaining Tenant's self-insurance program shall be charged on an equitable basis to the hotels participating in such programs. Any reserves, losses, costs, damages or expenses which are uninsured (as long as Tenant maintains proper insurance and does not abrogate policies), or fall within deductible limits or self-insured retentions as are generally established by Tenant or its Affiliates, shall be treated as a cost of insurance and shall be Deductions in determining Operating Profit. Upon Termination, an escrow fund in an amount reasonably acceptable to Tenant shall be established from Gross Revenues (or, if Gross Revenues are not sufficient, with funds provided by Landlord) to cover the amount of any deductible limits or self-insured retentions and all other costs which will eventually have to be paid by either Landlord or Tenant with respect to pending or contingent claims, including those which arise after Termination for causes arising during the term of the Agreement; provided, however, that such escrow shall not include any amounts expected to be covered by insurance proceeds (exclusive of deductibles and self-insured retentions).

     12.05  Policies and Endorsements
            -------------------------

     A. Where permitted, all insurance provided under Section 12.02 shall name Landlord, Tenant and Lender as additional insureds as their interests may appear. Tenant shall deliver to Landlord certificates of insurance with respect to all policies procured, including existing, additional and renewal policies and, in the case of insurance about to expire, shall deliver certificates of insurance with respect to the renewal policies not less than ten (10) days prior to the respective dates of expiration.

     B. All policies of insurance provided for under Article XII shall, to the extent obtainable, have attached thereto an endorsement that such policy shall not be canceled or materially changed without at least thirty (30) days' prior written notice to Landlord, Lender and Tenant.

                              END OF ARTICLE XII

                                 ARTICLE XIII

                                     TAXES
                                     -----

     13.01  Real Estate, Personal Property and Other Taxes
            ----------------------------------------------

     A. The cost of all real estate and personal property taxes (including tax, if any, on the lease of personal property payable by or assessed against Landlord or Tenant), levies, assessments and similar charges on or relating to the Hotel (the "Impositions") during the term of this Agreement, including any such amounts required to be paid under ground leases, shall be borne solely by Landlord. The term "Impositions" shall include any fines, penalties, or interest with respect to tax, if any, on the lease of personal property payable by or assessed against Landlord or Tenant. Except as provided below, Tenant shall, on Landlord's behalf and to the extent of the availability of Gross Revenues after payment or accrual for all other Deductions, pay all Impositions from Gross Revenues, before any fine, penalty, or interest is added thereto or lien placed on the Hotel or this Agreement, unless payment thereof is in good faith being contested and enforcement thereof is stayed. Notwithstanding the foregoing, (i) Landlord shall make any necessary filings with respect to any taxes that might be payable by or assessed against Landlord or Tenant pertaining to the lease of personal property and, at Landlord's request, Tenant shall pay any such taxes and any fines, penalties and interest added thereto to the extent of the availability of Gross Revenues after payment of or accrual for all other Deductions, and (ii) Tenant shall not be liable for any fines, penalties, or interest that is added to taxes, if any, payable by or assessed against Landlord or Tenant related to Tenant's lease of personal property from Landlord under this Agreement. Except as provided in Section 5.01, any such payments and accruals for such payments shall be a Deduction in determining Operating Profit. Landlord shall, within five (5) days of receipt, furnish Tenant with copies of any official tax bills and assessments that it may receive for the Hotel. Either Tenant or Landlord may initiate proceedings to contest any Imposition. All reasonable costs of any such contest shall be paid from Gross Revenues and treated as a Deduction and the non-initiating party shall reasonably cooperate with the initiating party.

     B. Upon Termination, an escrow fund in an amount reasonably acceptable to Tenant shall be established from Gross Revenues (or, if Gross Revenues are not sufficient, with funds provided by Landlord) to cover all taxes (including any fines, penalties, or interest that may be added thereto), if any, that might, in Tenant's reasonable judgment, be payable or assessed against Landlord or Tenant related to Tenant's lease of personal property from Landlord under this Agreement.

                              END OF ARTICLE XIII

                                  ARTICLE XIV

                                HOTEL EMPLOYEES
                                ---------------

     14.01  Employees
            ---------

     A. All personnel employed at the Hotel shall at all times be the employees of or otherwise provided by the Tenant. Tenant shall have absolute discretion to hire, fire, promote, supervise, direct, and train all employees at the Hotel, to fix their compensation and, generally, establish and maintain all policies relating to employment.

     B. Tenant shall be permitted to provide free accommodations and amenities to its employees and representatives living at or visiting the Hotel in connection with its operation of the Hotel. No person shall otherwise be given gratuitous accommodations or services without prior joint approval of Landlord and Tenant except in accordance with usual practices of the hotel and travel industry.

     C. At Termination, other than by reason of a default of Tenant hereunder, an escrow fund shall be established from Gross Revenues (or, if Gross Revenues are not sufficient, with funds provided by Landlord) to reimburse Tenant for all costs and expenses incurred by Tenant in terminating its employees at the Hotel, such as severance pay, unemployment compensation, and other employee liability costs arising out of the Termination of employment by Tenant of Tenant's employees at the Hotel.

                              END OF ARTICLE XIV

                                  ARTICLE XV

                    DAMAGE, CONDEMNATION, AND FORCE MAJEURE
                    ---------------------------------------

     15.01  Damage and Repair
            -----------------

     A. If, during the term hereof, the Hotel is damaged or destroyed by fire, casualty, or other cause, Landlord shall, at its cost and expense and with all reasonable diligence, repair or replace the damaged or destroyed portion of the Hotel to the same condition as existed previously. To the extent available, proceeds from the insurance described in Section 12.01 shall be applied to such repairs or replacements. If the Hotel is so damaged or destroyed that Landlord reasonably determines that it cannot be repaired or replaced within one (1) year of the fire, casualty, or other cause, Landlord shall have the option on sixty
(60) days' written notice to terminate this Agreement and Tenant shall be entitled to the Termination Fee provided by Section 4.02, which shall be paid in accordance with the provisions of Section 5.06.

     B. If damage or destruction to the Hotel from any cause materially and adversely affects the operation of such Hotel and Landlord fails to promptly commence and complete the repairing, rebuilding, or replacement of the same so that the Hotel shall be substantially the same as it was before such damage or destruction, Tenant may elect to terminate this Agreement on sixty (60) days' written notice, whereupon Tenant shall be entitled to the Termination Fee provided by Section 4.02, which shall be paid in accordance with the provisions of Section 5.06, it being agreed that Tenant shall not have the right to terminate after Landlord has commenced such repairs, rebuilding, or replacements unless Landlord thereafter fails to diligently and continuously pursue completion of such repairs, rebuilding, or replacements.

     15.02  Condemnation
            ------------

     A. If all or substantially all of the Hotel shall be taken in any eminent domain, condemnation, compulsory acquisition, or similar proceeding by any competent authority for any public or quasi-public use or purpose, or if a portion of the Hotel shall be so taken, but the result is that Landlord deems it unreasonable to continue to operate the Hotel, this Agreement shall terminate and Tenant shall be entitled to the Termination Fee provided by Section 4.02, which shall be paid in accordance with the provisions of Section 5.06. In order to provide funds with which to pay the Termination Fee, Landlord shall initiate such proceedings against the condemning authorities to recover any damages to which it may be entitled. Tenant shall have no independent right to bring any action claiming damages or an award as a result of a condemnation.

     B. If a portion of the Hotel shall be taken as a result of one of the events described in Section 15.02.A, or the entire Hotel is affected on a temporary basis, and as a result it is not unreasonable to continue to operate the Hotel, this Agreement shall not terminate. Nevertheless, so much of any award for any such partial taking or condemnation as shall be necessary to render the Hotel equivalent to its condition before such event shall be used for such purpose; Landlord shall retain the balance of such award, if any.

     15.03  Force Majeure
            -------------

     If acts of God, acts of war, civil disturbance, or governmental action, including the revocation of any license or permit necessary for the operation contemplated under this Agreement where such revocation is not due to Tenant's fault, or any other causes beyond the control of Tenant, shall, in Tenant's reasonable opinion have a significant adverse effect upon operations of the Hotel, then Tenant shall have the right to terminate this Agreement on sixty
(60) days' written notice to

Landlord; provided, however, that this Section 15.03 shall not apply if the Hotel suffers damage or destruction to which Section 15.01 is applicable.


                               END OF ARTICLE XV

                                  ARTICLE XVI

                                   DEFAULTS
                                   --------

     16.01  Defaults
            --------

     The following shall constitute "events of default" to the extent permitted by applicable law:

     A. The failure of either party to make any payment required to be made in accordance with the terms hereof within ten (10) days after written notice that such payment has not been made;

     B. The failure of either party to perform, keep, or fulfill any of the other covenants, undertakings, obligations, or conditions set forth in this Agreement, and the failure to cure such default within thirty (30) days after notice of said failure or, if such default is not susceptible of being cured within thirty (30) days, the failure to commence said cure within thirty (30) days and thereafter to complete said cure within the shortest commercially reasonable time;

     C. If by order of a court of competent jurisdiction a receiver or liquidator of the property of either party shall be appointed and shall not be dismissed within sixty (60) days after such appointment;

     D. If either party shall be liquidated or dissolved, if either party shall file a voluntary bankruptcy seeking liquidation or dissolution, or if a petition or an answer proposing the liquidation or dissolution of either party under the Federal Bankruptcy Code or any similar law, federal or state, shall be filed in, and approved by, any court; or

     E. If any of the creditors of either party shall file a petition to liquidate or dissolve such party under the Federal Bankruptcy Code or any similar law, federal or state, and if such petition shall not be discharged or denied within sixty (60) days after the date on which such petition was filed.

     16.02  Remedies
            --------

     A. It is the intention of the parties that this Agreement shall be non-terminable upon the occurrence of an event of default unless it can be shown that any other remedy afforded by law or equity is inadequate. Accordingly, if either party alleges that the other party has committed a default hereunder, the party alleging such default shall first serve a notice and demand upon the other party outlining the facts of the alleged default and requesting its cure. Such other party shall have ten (10) days within which to reply and may either admit the default or dispute the same in whole or in part.

     B. If the party alleged to be in default admits or is deemed to have admitted the default, it shall:

            1. In the case of a non-monetary default, cure the default within thirty (30) days, or, if such default is not susceptible of being cured within thirty (30) days, proceed immediately to cure the default in the shortest commercially reasonable time.

            2. In the case of a monetary default, pay the amount demanded within ten (10) days.

     C. Except for an event of default occurring under Section 16.01.C, D or E, if the party alleged to be in default disputes the claim of default within said ten (10) days and if the parties are unable to reconcile such dispute within the following thirty (30) days, or if the party alleged to be in default acknowledges the default but fails to cure same within the applicable time period, then the matter shall be settled by arbitration in accordance with
Article XX. The matters to be decided by arbitration are (i) whether the alleged default occurred (if the party alleged to be in default has timely disputed the claim of default) and (ii) the appropriate remedy or remedies to which the non-defaulting party is entitled, including termination if the arbitrators determine that no other remedy afforded by law or equity is adequate and, in the case of a termination decision against Tenant, such remedy shall include, at the non-defaulting party's request, the arbitrators' order to Tenant to vacate the Hotel within seventy-five (75) days after the date of such decision.

     D. If the party alleged to be in default neither acknowledges nor disputes the claim of default, such party shall be deemed to have admitted the default.

     E. Upon a final, binding, and nonappealable determination in favor of the non-defaulting party, including a determination that the non-defaulting party's remedy, whether exclusive or nonexclusive, is Termination after consideration of the provisions of Section 16.02.A, the non-defaulting party shall have up to ninety (90) days after the date such determination becomes final, binding, and nonappealable to deliver notice of termination to the defaulting party; and this Agreement shall terminate on the date set forth in such notice, which date shall be not less than seventy-five (75) days nor more than one hundred fifty (150) days after the date of such notice. If the non-defaulting party fails to exercise such termination remedy within the time period set forth above, then such remedy shall be null and void as to the applicable default. Notwithstanding the foregoing, if the arbitrators, at the non-defaulting party's request, order the Tenant (in accordance with C above) to vacate the Hotel within seventy-five (75) days after the date of the arbitrators decision, Tenant shall so vacate without the need for any further notice from Landlord.

                              END OF ARTICLE XVI

                                 ARTICLE XVII

                         WAIVER AND PARTIAL INVALIDITY
                         -----------------------------

     17.01  Waiver
            ------

     Failure of either party to insist on strict performance of any of the terms or provisions of this Agreement, or to exercise any option, right, or remedy herein contained, shall not be construed as a waiver or relinquishment for the future of such term, provision, option, right, or remedy, but the same shall continue and remain in full force and effect. No waiver by either party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such party.

     17.02  Partial Invalidity
            ------------------

     If any portion of the Agreement shall be declared invalid by order, decree, or judgment of a court, this Agreement shall be construed as if such portion had not been inserted herein except when such construction would operate as an undue hardship on Tenant or Landlord or constitute a substantial deviation from the general intent and purpose of said parties as reflected in this Agreement.

                              END OF ARTICLE XVII

                                 ARTICLE XVIII

                                  ASSIGNMENT
                                  ----------

  18.01  Assignment
         ----------

  A. Neither party shall assign or transfer or permit the assignment or transfer of this Agreement without the prior written consent of the other, provided, however that Tenant shall have the right without such consent, to (1) assign its interest in the Agreement to any of its Affiliates (other than any Affiliate which may be a partner of Landlord), and any such assignee shall be deemed to be the Tenant for the purposes of the Agreement, and (2) sublease shops or grant concessions at the Hotel on commercially reasonable terms so long as the terms of any such subleases or concessions do not exceed the term of the Agreement. Nothing contained herein shall prevent an assignment of the Agreement in connection with an approved sale of the Hotel pursuant to Section 19.02.B.

  B. If either party consents to an assignment of the Agreement by the other, no further assignment shall be made without the express consent in writing of such party, unless such assignment may otherwise be made without such consent pursuant to the terms of the Agreement. An assignment by either Landlord or Tenant of its interest in the Agreement shall not relieve Landlord or Tenant, as the case may be, from their respective obligations under the Agreement, and shall inure to the benefit of, and be binding upon, their respective successors, heirs, legal representatives, or assigns.

  18.02  Collateral Assignment
         ---------------------

  Landlord and Tenant may each from time to time collaterally assign and mortgage its interest under this Agreement to secure indebtedness under the Loan Documents, or under any extensions, modifications, replacements, or Refinancings. In connection with any such collateral assignment, Tenant and Landlord shall each, on request of any lenders, enter into such supplemental agreements as may obligate Tenant or Landlord to (i) provide the lenders with notice of any default by Landlord or Tenant hereunder and thereafter permit the lenders to effect a cure thereof within a reasonable period, (ii) supply the lenders with copies of any notices or other communications contemplated by this Agreement, (iii) subordinate Tenant's interest in this Agreement to the rights of the lenders upon foreclosure of any mortgage, deed of trust, security agreement, or like instrument against the Hotel or by a deed or assignment of the Ground Lease in lieu of foreclosure so long as such lenders enter into the written nondisturbance agreement described in Section 3.02, (iv) attorn to and recognize the lenders or their assignees as being Landlord, according to the terms set forth in Section 3.02.B, or Tenant, as the case may be, hereunder upon conveyance of title to the Hotel and/or assignment of the Ground Lease or of the Tenant's interest in this Agreement to the Lenders or assignees, whether such conveyance is upon foreclosure of a mortgage, deed of trust, security agreement, or like instrument or by a deed or assignment in lieu of foreclosure, and (v) containing such other provisions as are customary for the protection of Landlord, Tenant, and the lenders.

                                 END OF ARTICLE XVIII

                                  ARTICLE XIX

                               SALE OF THE HOTEL
                               -----------------

  19.01  Right of Sale by Landlord
         -------------------------

  Landlord reserves the right at all times and from time to time to sell the Hotel or assign its leasehold interest under the Ground Lease, subject, however, in each such case, to rights of Tenant provided by Section 19.02. Upon any such proposed sale or assignment, Landlord shall send a notice thereof to the Tenant at least thirty (30) days before the date on which such sale is proposed to close. Such notice shall set forth (i) the name, address, and business of the proposed purchaser, (ii) the proposed sales price or method by which such price is to be determined, and (iii) whether or not it is proposed that the provisions of this Agreement remain in effect.

  19.02  Rights of Tenant on Sale of the Hotel
         -------------------------------------

  A. Except as provided in Sections 19.02.B and 19.02.C, this Agreement will terminate upon the conveyance of title to the Hotel or the assignment of the Landlord's interest under the Ground Lease and the simultaneous payment to the Tenant of its Termination Fee as provided in Section 4.02.

  B. If Landlord sells the Hotel or assigns the Ground Lease, such sale will be, at Landlord's election, either:

         1. Free and clear of this Agreement, in which event this Agreement shall terminate and Tenant shall be entitled to payment of its Termination Fee as provided in Section 4.02 simultaneously with conveyance of title to the Hotel or the assignment of the Ground Lease; or

         2. Subject to the continuation in effect of occupancy by Tenant under this Lease or, at Tenant's option, management by Tenant pursuant to a management agreement having no less favorable terms to Tenant than this Agreement or that is otherwise reasonably satisfactory to Tenant, in which event Tenant may either (i) consent to the continuation in effect of such lease or management arrangement, or (ii) if, in its sole discretion, Tenant reasonably believes and so notifies the Landlord within thirty (30) days after notice of the proposed closing of sale, that any one or more of the following is true: (1) the proposed purchaser is a competitor of Tenant or any Affiliate of Tenant, (2) the business character and reputation of the proposed purchaser has not been firmly established, or (3) the financial condition and prospects of the proposed purchaser may not be adequate to the discharge of the obligations of Landlord under this Agreement (or replacement agreement), cause the termination of this Agreement and require the payment of a Termination Fee as provided in Section
4.02 simultaneously with the conveyance of title to the Hotel or assignment of the Ground Lease.

  C.     Notwithstanding the provisions of Section 4.02 hereof and this
Section 19.02, no Termination Fee shall be due or payable if the Hotel is sold, condemned, or destroyed, or the Ground Lease is assigned, and Tenant or an Affiliate thereof continues to lease or manage the Hotel, whether or not pursuant to this Agreement.

  D. In the event this Agreement is terminated upon a sale of the Hotel or an assignment of the Ground Lease, Landlord shall repay to Tenant simultaneously with the conveyance of title to the Hotel or the assignment of the Ground Lease, any and all indebtedness, if any, owing by Landlord to Tenant excepting, however, any unrefunded Additional Rent.

  19.03  Meaning of "Sale" and "Sell"
         ----------------------------

  As used in this Article XIX, "sale" or "sell" shall not refer to the condemnation or destruction of the Hotel.

                              END OF ARTICLE XIX

                                  ARTICLE XX

                                  ARBITRATION
                                  -----------


  20.01  Arbitration
         -----------

  A. Disputes and remedies specifically mentioned herein as a matter to be decided by arbitration shall be resolved in accordance with the commercial rules of the American Arbitration Association (or its successor) in Washington, D.C. then in effect and pursuant to the Federal Arbitration Act. The decision of the arbitrators shall be final and binding on the parties. The arbitrators shall have no right to amend or modify this Agreement.

  B. Additional procedures to be complied with in connection with any arbitration are as follows:

         1. Landlord and Tenant shall each appoint a fit and impartial person as arbitrator who shall have had at least ten (10) years' experience in a calling connected with the subject matter of the dispute (a "Qualified Arbitrator"). Such appointment shall be signed in writing by each party to the other. If either Landlord or Tenant shall fail to appoint a Qualified Arbitrator within ten (10) days after written notice from the other party to make such appointment, then the party having made such appointment shall apply to the American Arbitration Association (or its successor) in Washington, D.C. for the appointment of a second Qualified Arbitrator and the two so appointed shall appoint a third Qualified Arbitrator. If such two Qualified Arbitrators fail to agree on a third Qualified Arbitrator within ten (10) days after appointment of the second Qualified Arbitrator, then the American Arbitration Association in Washington, D.C. (or its successor) shall appoint such third Qualified Arbitrator.

         2.    The decision of the arbitrators shall be rendered within thirty
(30) days after appointment of the third arbitrator. Such decision shall be in writing, shall contain a reasonably detailed explanation of the basis for the decision, and shall be in duplicate, one counterpart thereof to be delivered to each of Landlord and Tenant. A judgment of a court of competent jurisdiction may be entered on the award of the arbitrators.

         3. If a dispute shall be submitted to arbitration, notice of appointment of the arbitrators shall be given by Landlord to any first mortgagee. Such first mortgagee shall then have the right to participate in the arbitration proceedings, provided that such participation shall be in association with Landlord and shall not (i) entitle such first mortgagee to participate in the appointment of Tenant's arbitrator, (ii) allow it to appoint an additional arbitrator, or (iii) enlarge Landlord's or Tenant's rights in such arbitration proceedings.

         4. If under the provision of this Agreement a matter shall be submitted to arbitration and Landlord shall fail timely to appoint an arbitrator, the first mortgagee, if any, shall be entitled to appoint an arbitrator to represent Landlord's interests.

                               END OF ARTICLE XX

                                  ARTICLE XXI

                                 MISCELLANEOUS
                                 -------------

  21.01  Right to Make Agreement
         -----------------------

  Each party warrants, with respect to itself, that neither the execution of this Agreement, nor the finalization of the transactions contemplated hereunder, shall violate any provision of law or any judgment, writ, injunction, order, or decree of any court or governmental authority having jurisdiction over it; result in or constitute a breach or default under any indenture, contract, other commitment, or restriction to which it is a party or by which it is bound; or require any consent, vote, or approval that has not been given or taken, or at the time of the transaction involved shall not have been given or taken. Each party covenants that it has and will continue to have throughout the term of this Agreement and any extensions thereof, the full right to enter into this Agreement and perform its obligations thereunder.

  21.02  Consents
         --------

  Wherever in this Agreement the consent or approval of Landlord or Tenant is required, such consent, agreement or approval shall not be unreasonably withheld, conditioned or delayed, shall be in writing and shall be executed by a duly authorized officer or agent of the party granting such consent, agreement or approval. If either Landlord or Tenant fails to respond within thirty (30) days to a written request by the other party for a consent, agreement or approval, such consent, agreement or approval shall be deemed to have been given.

  21.03  Agency
         ------

  In the event that Tenant is deemed to act as Landlord's agent under the terms of this Agreement, such agency is coupled with an interest and may not be terminated by Landlord until the expiration of the term of this Agreement, except as provided in Articles IV, XV, XVI, or XIX.

  21.04  Confidentiality
         ---------------

  The parties agree that matters set forth in and information, budgets, and reports generated as a result of this Agreement are strictly confidential and each party will make every effort to ensure that the information is not disclosed to any outside person or entities (including the press) without the written consent of the other party except as may be reasonably necessary (i) to obtain licenses, permits and other public approvals necessary for the refurbishment or operation of the Hotel, (ii) in connection with Landlord's financing of the Hotel or the sale of any interest in the Hotel or assignment of the Ground Lease, (iii) in connection with a sale of a controlling interest in Landlord, Tenant, or MI, (iv) in connection with an audit or other investigation conducted pursuant to this Agreement or the Landlord's or Tenant's interest in the Hotel, or (v) in connection with a foreclosure sale on Landlord's interest in the Hotel, or (vi) as required by law; provided, however, that all parties to whom the matters set forth in this Agreement and information, budgets, and reports generated as a result of this Agreement are to be disclosed, except under the circumstances described in (i), (v) and (vi) above, shall have, prior to such disclosure, signed a confidentiality agreement with respect to such matters for the benefit of Landlord and Tenant.

  21.05  Applicable Law
         --------------

  The Agreement shall be construed under and shall be governed by the laws of the State of _______________ except that matters specifically mentioned herein as matters to be decided by arbitration shall be arbitrated in accordance with
Article XX.

  21.06  Other Operations
         ----------------

  Nothing herein shall be construed to prohibit, limit or restrict Tenant or any of its Affiliates from developing, owning, operating, managing, leasing, or franchising, either directly or indirectly, any Marriott hotel, Marriott Suites, Marriott Inn, Courtyard by Marriott, Fairfield Inn, Residence Inn, or any other lodging or related facility of any kind or nature in the market area where the Hotel is located.

  21.07  Headings
         --------

  Headings of articles and sections are inserted only for convenience and are not to be construed as a limitation on the scope of the particular articles or sections to which they refer.


  21.08  Notices
         -------

  Notices, statements, and other communications to be given under the terms of this Agreement shall be in writing and delivered by hand against receipt or sent by certified mail, registered mail, return receipt requested or by Express Mail service, or overnight courier postage prepaid:

         To Landlord:
         -----------

         Courtyard by Marriott Limited Partnership
         c/o Host Marriott Corporation
         10400 Fernwood Road
         Bethesda, Maryland 20817
         Attention:   Law Department 72.923/Host Marriott
                      Deputy General Counsel

         To Tenant:
         ---------

         Courtyard Management Corporation
         c/o Marriott International, Inc.
         10400 Fernwood Road
         Bethesda, Maryland 20817
         Attn:   Chief Financial Officer
                 Dept. 51.933.15

         Courtyard Management Corporation
         c/o Marriott International, Inc.
         10400 Fernwood Road
         Bethesda, Maryland 20817
         Attn:   Law Department 52.923
         Hotel Operations
or at such other address as is from time to time designated by the party receiving the notice. Any such notice that is properly mailed shall for purposes of establishing that the sending party complied with the applicable time limitations set forth herein be deemed to have been served as of five (5) days after said posting, but shall not be binding on the addressee until received.

  21.09  Entire Agreement
         ----------------

  This Agreement, with other writings signed by the parties stated to be supplemental hereto and instruments to be executed and delivered hereunder, constitute the entire agreement between the parties, supersede all prior understandings and writings, and may be changed only by writings signed by the parties.

  21.10  Limited Liability
         -----------------

  Tenant agrees that no limited partner of Landlord, if any, shall have any personal liability hereunder in excess of such limited partner's contribution to the capital of Landlord.

  21.11  Notice of Lease
         ---------------

  Landlord and Tenant shall, simultaneously with the execution of this Agreement, execute memoranda or short forms of this Agreement containing the names of the parties, a legal description for the land underlying the Hotel, the term of the Lease, and such other provisions as either party may require in such forms as may be required for recording purposes in each jurisdiction in which the Hotel is located. The cost and expense of recording the memoranda, short forms or, where necessary, a duplicate original of the Agreement (including any deed stamps, transfer taxes and similar costs), shall be borne by the Landlord; and, if Tenant undertakes the recording, Landlord shall promptly reimburse Tenant for all such costs and expenses incurred by Tenant. No recording shall take place, however, until such time as either party requires recording. Each party agrees that it will not record the Agreement in its entirety unless such a recording is required to protect the rights of either party or unless required by applicable law.

  21.12  Severability
         ------------

  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction unless the severing of such provision would undermine the essence of the Agreement itself.

  21.13  Counterparts
         ------------

  This Agreement may be executed in several counterparts and by different parties thereto in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the day and year first written above.

Witnesses:
                         COURTYARD BY MARRIOTT LIMITED PARTNERSHIP

                         By: CBM ONE CORPORATION,
                                  General Partner


                             By: /s/ Christopher G. Townsend (SEAL)
                                -----------------------------------
                                      Christopher G. Townsend
                                      Vice President

                             Attest: /s/ Pamela Murch
                                     ------------------------------
                                        Pamela Murch
                                        Assistant Secretary
                                                 [SEAL]



                         COURTYARD MANAGEMENT CORPORATION


                         By: /s/ James L. Best      (SEAL)
                            ----------------------------------
                                James L. Best
                                Vice President

                         Attest: /s/ Ward R. Cooper
                                ------------------------------
                                 Ward R. Cooper
                                 Assistant Secretary
                                         [SEAL]

                                       1